UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Regal Beloit Corporation
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REGAL BELOIT CORPORATION

200 State Street
Beloit, Wisconsin 53511

Notice of 2020 Annual Meeting of Shareholders
To Be Held April 28, 2020

To the Shareholders of Regal Beloit Corporation:

You are hereby notified that the 2020 Annual Meeting of Shareholders of Regal Beloit Corporation will be held at the James L. Packard Learning Center located at our corporate headquarters, 200 State Street, Beloit, Wisconsin 53511, on Tuesday, April 28, 2020 at 9:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect nine directors for terms expiring at the 2021 Annual Meeting of Shareholders.

2.	To consider a shareholder advisory vote on the compensation of our named executive officers as disclosed in the accompanying proxy statement.

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 2, 2021.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 5, 2020 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting of shareholders.

We are furnishing our proxy materials to our shareholders over the Internet. This process expedites the delivery of proxy materials, maintains convenient access to the proxy materials by our shareholders and provides clear instructions for receiving proxy materials and voting your shares. It is also friendly to the environment.

On March 19, 2020, we mailed to our shareholders the Notice of Internet Availability of Proxy Materials. That Notice contains instructions on how to access our 2020 Proxy Statement and 2019 Annual Report and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how our shareholders can (i) receive a paper copy of the Proxy Statement and Annual Report, if the shareholder received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive their Proxy Statement and Annual Report only over the Internet, if the shareholder received them by mail this year.

We hope that you will be able to attend the meeting in person, but if you are unable to do so, it is important that your shares are represented at the annual meeting of shareholders. You may vote your shares over the Internet at the website identified in the Notice of Internet Availability of Proxy Materials or via the toll-free telephone number identified in that Notice. If you received a paper copy of the proxy card by mail, then you may sign and date the proxy card and return it by mail in the envelope provided. The Notice of Internet Availability of Proxy Materials contains instructions for use of all three methods of voting. If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.

By Order of the Board of Directors
REGAL BELOIT CORPORATION

Beloit, Wisconsin	Thomas E. Valentyn
March 19, 2020	Vice President, General Counsel and Secretary

PROXY STATEMENT

This proxy statement relates to the solicitation by Regal Beloit Corporation (“we” or our “Company”), on behalf of its Board of Directors (our “Board”), of your proxy to vote your shares of our Company’s common stock at the 2020 Annual Meeting of Shareholders and all adjournments or postponements thereof (the “Annual Meeting”). We mailed our Notice of Internet Availability of Proxy Materials and we are making available this proxy statement on March 19, 2020. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

Commonly Asked Questions and Answers
About the Annual Meeting

Q:	What am I being asked to vote on?

A:	•	The election of directors;

•	An advisory vote on the compensation of our named executive officers as disclosed in this proxy statement; and

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 2, 2021.

Q:	Who can vote?

A:	Holders of our common stock as of the close of business on the record date, March 5, 2020, may vote at the Annual Meeting, either in person or by proxy. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	On March 19, 2020, we mailed our Notice of Internet Availability of Proxy Materials, which includes instructions for accessing this proxy statement and our 2019 Annual Report, as well as instructions for our shareholders to vote over the Internet, via a toll-free telephone number or by mail by signing, dating and returning a paper proxy card. You can vote in the following ways:

By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares of common stock in one of the following ways:

•	by telephone;

•	by using the Internet; or

•	by completing and signing a proxy card and mailing it in time to be received by 5:00 p.m., Central Daylight Time, Friday, April 24, 2020, if you request to receive a paper copy of a proxy card.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are printed on the Notice of Internet Availability of Proxy Materials.

If you mail your properly completed and signed proxy card to us and we receive it by 5 p.m., Central Daylight Time, Friday, April 24, 2020, or vote by telephone or the Internet, then your shares of common stock will be voted according to the choices that you specify. If you sign and mail your proxy card to us without making any choices, your proxy will be voted:

1

•	FOR the election of all persons nominated by our Board for election as directors;

•	FOR the approval of the compensation of our named executive officers; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 2, 2021.

Other than the election of directors, approval of the compensation of our named executive officers and the ratification of the selection of our independent registered public accounting firm, we are not currently aware of any other matters that will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. If a matter comes up for a vote at the Annual Meeting that is not included in the proxy materials, then the proxy holders will vote your shares in accordance with their best judgment.

In Person—You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, then your broker, bank or other nominee will provide you with instructions for voting your shares.

Q:	May I change or revoke my vote?

A:	You may change your vote or revoke your proxy at any time prior to your shares being voted by:

•	notifying our Secretary in writing that you are revoking your proxy;

•	giving another signed proxy that is dated after the date of the proxy that you wish to revoke;

•	using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting alone will not revoke your proxy).

Q:	Will my shares be voted if I do not provide my proxy?

A:	It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your name, then they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms or other nominees generally have the authority to vote customers’ uninstructed shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm may have the discretionary authority to vote your shares in connection with the ratification of our independent registered public accounting firm if you do not timely provide your proxy because this matter is considered “routine” under the New York Stock Exchange (“NYSE”) listing standards.

However, if you have not provided directions to your broker, your broker will not be able to vote your shares with respect to the election of directors or the approval of the compensation of our named executive officers. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

Q:	What constitutes a quorum?

A:	As of the record date, March 5, 2020, 40,655,723 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. To conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or the Internet, then you will be considered present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE rules, does not have discretionary authority to vote on a proposal.

Q:	What vote is needed for these proposals to be adopted?

A:	Proposal 1—The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to elect each director (assuming a quorum is present). Abstentions and broker “non-votes” will have the effect of votes against the election of director nominees.

Proposal 2—The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to approve the compensation of our named executive officers (assuming a quorum is present). Because this vote is advisory, the results of the vote are not binding on our Board or our Compensation and Human Resources Committee. However, if there is a significant vote against the compensation of our named executive officers, then our Board and our Compensation and Human Resources Committee will carefully evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will have the effect of votes against this proposal.

Proposal 3—The affirmative vote of the holders of a majority of the shares of our common stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 2, 2021. Abstentions will have the effect of votes against this proposal. See the Q&A, above, titled “Will my shares be voted if I do not provide my proxy?” regarding the effect broker non-votes will have on this proposal.

Q:	Who conducts the proxy solicitation and how much will it cost?

A:	We are requesting your proxy for the Annual Meeting and will pay all costs of soliciting shareholder proxies. In addition to soliciting proxies by mail and through the Internet, we may request proxies personally and by telephone, fax or other means. We can use our directors, officers and regular employees to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket and clerical expenses for forwarding solicitation materials to beneficial owners of our common stock.

Q:	Are our Company’s proxy materials available on the Internet?

A:	Yes. Our Company’s proxy statement for the Annual Meeting and 2019 Annual Report to Shareholders are available at www.proxyvote.com.

Proposal 1: Election of Directors

Our Board is currently comprised of eleven directors with the terms of each director expiring at the Annual Meeting. Our Board has nominated Jan A. Bertsch, Stephen M. Burt, Anesa T. Chaibi, Christopher L. Doerr, Dean A. Foate, Michael F. Hilton, Louis V. Pinkham, Rakesh Sachdev and Curtis W. Stoelting, each of whom is currently serving as a director, for election at the Annual Meeting to serve until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified. We include background information on all of the nominees below.

Upon election, the directors will hold office for a term expiring at the 2021 annual meeting of shareholders and until their successors have been duly elected and qualified. Our Board has established a retirement age of 72 within the Corporate Governance Guidelines and our Company Bylaws. Specifically, a director is expected to retire from our Board on the day and hour of the annual shareholders meeting next following his or her 72nd birthday. Thomas J. Fischer and Jane L. Warner, who have attained the ages of 72 and 73, respectively, will be retiring from our Board at the expiration of their terms at the Annual Meeting. Our Board will act to reduce the size of the Board to nine directors effective immediately following their retirements.

Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of our Board’s nominees for election as directors. Our Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by our Board.

Our Corporate Governance and Director Affairs Committee periodically reviews and recommends to our Board the qualities, skills and attributes desired in our directors to reflect the unique challenges facing, and business strategies of, our Company. The Corporate Governance and Director Affairs Committee reviews the qualities, skills and attributes of proposed nominees when it makes director nominee recommendations to our Board and compares them against the desired qualities, skills and attributes. Our Board reviews this information when considering proposed nominees.

Some of the challenges and strategies we face in our business, and the corresponding desired qualities, skills and attributes, are described in the following table.

Challenges/Strategies	Desired Qualities, Skills, Attributes
We are a global company with operations and customers around the world

•      Diversity of gender, race, nationality, cultural and/or professional experience

•     Significant international experience

•     Experience as a current or former chief executive officer or chief operating officer, or significant operations experience

We have grown substantially through acquisition, and future acquisitions are one component of our capital deployment strategy	• Business development/M&A experience • Knowledge of investment banking and/or capital markets
Our presence and sales in multiple global jurisdictions and across several business platforms results in a wide variety of transactions in many different currencies	• Experience as a current or former chief financial officer • Expertise in matters of public accounting
We believe that good corporate governance will improve our operating performance and aligns with the interests of our shareholders	• Public company board experience • Knowledgeable in corporate governance
Our industry has numerous unique challenges associated with manufacturing our products as well as conducting our business

•      Knowledge and experience in our industry

•      Current or past experience with manufacturing, including supply chain management and lean principles

•      Experience with having responsibility for the profit and loss of a business/operation

One of the key elements of our strategy is to profitably grow organically by innovating our products around the themes of energy efficiency and disruptive technologies

•      Experience in driving growth with innovative products, systems or services

•      Entrepreneurial experience

•      Expertise in technology, engineering and information technology

•      Commercial expertise, including in sales and marketing and 80/20

The following sets forth certain information, as of March 5, 2020, about each of our Board’s nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

Nominees for Election at the Annual Meeting:

Name	Age	Director Since	Principal Occupation; Office, if any, Held in our Company; Other Directorships
Jan A. Bertsch	63	2019

Ms. Bertsch is retired and was most recently the Senior Vice President and Chief Financial Officer of Owens-Illinois, Inc., from 2015–2019. Prior to this role, Ms. Bertsch served as Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation from 2012–2015. Prior to that role, Ms. Bertsch served as Treasurer and then Vice President, Controller and Principal Accounting Officer at BorgWarner, from 2009–2012. Ms. Bertsch also served as Corporate Treasurer and Chief Information Officer at Chrysler LLC and earlier in various roles of increasing responsibility in Finance and Treasury at Ford Motor Company. Ms. Bertsch has a B.S. in Finance from Wayne State University and an M.B.A. from Eastern Michigan University, and she serves as a director of BWX Technologies, Inc. and Meritor, Inc. Among the qualities, skills, and attributes desired by our Board, Ms. Bertsch has

•   CFO experience;

•   Expertise in matters of public accounting;

•   Extensive M&A experience;

•   Gender, ethnic or racial diversity;

•   Innovation / Entrepreneurial experience;

•   Experience in manufacturing;

•   Global experience;

•   Engineering / IT / Technical expertise; and

•   Operating (P&L) experience.

Stephen M. Burt	55	2010

Mr. Burt is the Managing Director of Duff & Phelps (a provider of independent financial advisory and investment banking services). Mr. Burt is currently the leader of the firm’s Mergers and Acquisitions Advisory practice, as well as the President of Duff & Phelps Securities, LLC (a provider of merger and acquisition advisory services), and has been with the company since 1994. Mr. Burt has a B.S. in Finance from Indiana University and an M.B.A. in Finance from DePaul University. Mr. Burt is an NACD Board Leadership Fellow and serves on the Finance Advisory Board in the Driehaus College of Business at DePaul University. Among the qualities, skills, and attributes desired by our Board, Mr. Burt has

•   Extensive M&A experience;

•   Investment banking and capital markets expertise;

•   Experience in our industry;

•   Global experience;

•   Marketing expertise;

•   Operating (P&L) experience;

•   Corporate governance knowledge; and

•   Shareholder / Investor relations experience.

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Name	Age	Director Since	Principal Occupation; Office, if any, Held in our Company; Other Directorships
Anesa T. Chaibi	53	2014

Ms. Chaibi is an industry advisor in the Industrial and Business Services Group with Warburg Pincus, a leading global private equity firm focused on growth investing. Prior to that role, Ms. Chaibi was the Chief Executive Officer and Director of Optimas OE Solutions, LLC (a global provider of integrated supply chain solutions and engineering support), from 2016-2019. Previously, Ms. Chaibi served as President and Chief Executive Officer of HD Supply Facilities Maintenance, a division of HD Supply Holdings, Inc. (an industrial supplier), from 2005–2015. Prior to this role, Ms. Chaibi held a variety of roles of increasing responsibility within several business units at General Electric from 1989–2005. Ms. Chaibi has a B.S. in Chemical Engineering from West Virginia University and an M.B.A. from the Fuqua School of Business at Duke University. Additionally, Ms. Chaibi is an NACD Board Leadership Fellow. Among the qualities, skills, and attributes desired by our Board, Ms. Chaibi has

•   CEO experience;

•   Industrial technology background;

•   Extensive M&A experience;

•   Gender, ethnic or racial diversity;

•   Innovation / Entrepreneurial experience;

•   Experience in manufacturing;

•   Global experience;

•   Engineering / IT / Technical expertise;

•   Marketing expertise;

•   Operating (P&L) experience; and

•   Corporate governance knowledge.

7

Name	Age	Director Since	Principal Occupation; Office, if any, Held in our Company; Other Directorships
Christopher L. Doerr	70	2003

Mr. Doerr is the Chief Executive Officer of Passage Partners, LLC (a private investment company) and served as the Co-Chief Executive Officer from 2001–2016. In prior roles, Mr. Doerr served as the Co-Chief Executive Officer of Sterling Aviation Holdings, Inc. (an aircraft management and charter company), from 2004–2014; Executive Chairman and Chief Executive Officer of Karl’s Rental, Inc. (a global manufacturer and supplier of portable event structures and related equipment), from 2009–2011; and as the President and Co-CEO of Leeson Electric Corporation, from 1986–2001. Mr. Doerr has served as a director of several privately-held and publicly-traded companies and currently serves as a director of Roadrunner Transportation Systems, Inc. (a transportation and supply chain solutions provider). Among the qualities, skills, and attributes desired by our Board, Mr. Doerr has

•   CEO experience;

•   Industrial technology background;

•   Extensive M&A experience;

•   Public company board experience;

•   Innovation / Entrepreneurial experience;

•   Experience in our industry;

•   Experience in manufacturing;

•   Global experience;

•   Engineering / IT / Technical expertise;

•   Operating (P&L) experience; and

•   Marketing expertise.

8

Name	Age	Director Since	Principal Occupation; Office, if any, Held in our Company; Other Directorships
Dean A. Foate	61	2005

Mr. Foate is the non-executive Chairman of the Board of Plexus Corporation (an electronics manufacturing services company), since 2016. Prior to that, Mr. Foate served as the President and Chief Executive Officer of Plexus Corporation, from 2002–2016, and as the Chief Operating Officer of Plexus Corporation from 2001–2002. Prior to that time, Mr. Foate held other various leadership roles at Plexus Corporation since joining the company in 1984. Mr. Foate has a B.S. in Electrical and Computer Engineering from the University of Wisconsin, and an M.S. in Engineering Management from the Milwaukee School of Engineering. Among the qualities, skills, and attributes desired by our Board, Mr. Foate has

•   CEO experience;

•   Industrial technology background;

•   Extensive M&A experience;

•   Public company board experience;

•   Innovation / Entrepreneurial experience;

•   Experience in manufacturing;

•   Global experience;

•   Engineering / IT / Technical expertise;

•   Marketing expertise;

•   Operating (P&L) experience;

•   Corporate governance knowledge; and

•   Shareholder / Investor relations experience.

9

Name	Age	Director Since	Principal Occupation; Office, if any, Held in our Company; Other Directorships
Michael F. Hilton	65	2019

Mr. Hilton is newly retired and most recently was a director and the President and Chief Executive Officer of Nordson Corporation (an engineering and manufacturing company), from 2010–2019. Prior to that, Mr. Hilton served at Air Products and Chemicals, Inc. (a manufacturer of industrial gases), beginning in 1976 in various roles of increasing responsibility, serving most recently as the Senior Vice President and General Manager, Electronics and Performance Materials, from 2007–2010. Mr. Hilton has both a B.S. in Chemical Engineering and an M.B.A. from Lehigh University. Mr. Hilton serves as a director of Lincoln Electric Holdings, Inc., since 2015, and Ryder System, Inc., since 2012. Among the qualities, skills, and attributes desired by our Board, Mr. Hilton has

•   CEO experience;

•   Public company board experience;

•   Shareholder / Investor relations experience;

•   Corporate governance knowledge;

•   Operating (P&L) experience;

•   Experience in manufacturing;

•   Engineering / IT / Technical expertise;

•   Marketing expertise;

•   Industrial technology background;

•   Global experience;

•   Innovation/ Entrepreneurial experience; and

•   Extensive M&A experience.

10

Name	Age	Director Since	Principal Occupation; Office, if any, Held in our Company; Other Directorships
Louis V. Pinkham	48	2019

Mr. Pinkham joined Regal Beloit Corporation in April 2019 as Chief Executive Officer. Prior to joining the Company, Mr. Pinkham was Senior Vice President of Crane Co. from 2016–2019. Prior thereto he served in other leadership roles at Crane Co. from 2012–2016. Prior to joining Crane Co., Mr. Pinkham was Senior Vice President and General Manager of the Critical Power Solutions Division, Electrical Group at Eaton Corporation plc. From 2000–2012, he held successive and increasing roles of global responsibility at Eaton. Prior to joining Eaton, Mr. Pinkham held an Engineering and Quality Manager position at ITT Sherotec and a Process Design Engineer position with Molecular Biosystems, Inc. Mr. Pinkham has a B.S. in Engineering from Duke University, an M.S. in Engineering Management from Northwestern University’s McCormick School of Engineering, and an M.B.A. from Northwestern University’s Kellogg Graduate School of Management. Among the qualities, skills, and attributes desired by our Board, Mr. Pinkham has

•   CEO experience;

•   Extensive M&A experience;

•   Industrial technology background;

•   Public company board experience;

•   Experience in manufacturing;

•   Innovation / Entrepreneurial experience;

•   Global experience;

•   Engineering / IT / Technical expertise;

•   Operating (P&L) experience; and

•   Shareholder / Investor relations experience.

11

Name	Age	Director Since	Principal Occupation; Office, if any, Held in our Company; Other Directorships
Rakesh Sachdev	64	2007

Mr. Sachdev is a director of Element Solutions Inc (formerly Platform Specialty Products Corporation, a global diversified producer of high-technology specialty chemicals and a provider of technical services), since 2016, a director of Avantor, Inc., since 2019, and a director of Edgewell Personal Care Company. In 2019, he retired from his position as the Chief Executive Officer of Platform Specialty Products Corporation. Prior to that role, Mr. Sachdev served as a director and the President and Chief Executive Officer of Sigma-Aldrich Corporation (a life science and technology company), from 2010–2015 and as the Vice President and Chief Financial Officer, from 2008–2010. Mr. Sachdev also served in various executive positions at ArvinMeritor, Inc. (a supplier of automotive components), from 1999–2008. Mr. Sachdev has a B.S. in Mechanical Engineering from the Indian Institute of Technology in New Delhi, India, an M.B.A. in Finance from Indiana University, and an M.S. in Mechanical Engineering from the University of Illinois. Among the qualities, skills, and attributes desired by our Board, Mr. Sachdev has

•   CEO experience;

•   Extensive M&A experience;

•   CFO experience;

•   Expertise in matters of public accounting;

•   Public company board experience;

•   Gender, ethnic or racial diversity;

•   Innovation / Entrepreneurial experience;

•   Investment banking and capital markets expertise;

•   Experience in manufacturing;

•   Global experience;

•   Engineering / IT / Technical expertise;

•   Operating (P&L) experience;

•   Corporate governance knowledge; and

•   Shareholder / Investor relations experience.

12

Name	Age	Director Since	Principal Occupation; Office, if any, Held in our Company; Other Directorships
Curtis W. Stoelting	60	2005

Mr. Stoelting is the Chief Executive Officer of Roadrunner Transportation Systems, Inc. (a transportation and logistics service provider), since May 2017, and was previously the President and Chief Operating Officer of Roadrunner from 2016–2017. Prior to that role, Mr. Stoelting served as the Chief Executive Officer and a director of TOMY International (formerly RC2 Corporation, a designer, producer, and marketer of products for infants and toddlers), from 2003–2013. Prior to that role, Mr. Stoelting served in several leadership roles at RC2 from 1994–2003, including as the Chief Operating Officer and a director beginning in 2000. Mr. Stoelting has a B.A. in Accounting from the University of Illinois and is a Certified Public Accountant. Mr. Stoelting serves as a director of Roadrunner Transportation Systems, Inc. Among the qualities, skills, and attributes desired by our Board, Mr. Stoelting has

•   CEO experience;

•   Extensive M&A experience;

•   CFO experience;

•   Expertise in matters of public accounting;

•   Public company board experience;

•   Investment banking and capital markets expertise;

•   Experience in manufacturing;

•   Innovation / Entrepreneurial experience;

•   Global experience;

•   Marketing expertise;

•   Operating (P&L) experience;

•   Corporate governance knowledge; and

•   Shareholder / Investor relations experience.

OUR BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES.

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Board of Directors

Corporate Governance Highlights

We believe good governance is one critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve our and our shareholders’ long-term interests, as well as enable solid risk management and our performance-based focus. The following table summarizes certain highlights of our corporate governance practices and policies:

✓ Annual election of all directors

✓ Majority voting for directors

✓ At least 20% of our Board is female

✓ All standing committees are composed entirely of independent directors

✓ Annual Board and Committee evaluations

✓ Cyclical individual director evaluations

✓ Right of shareholders to call special meetings

✓ No “poison pill”

✓ Share ownership guidelines for directors and executives

✓ Commitment to sustainability

✓ Proxy access right granted to shareholders

Corporate Governance and Independent Directors

Our Board has in effect Corporate Governance Guidelines that, in conjunction with our Board committee charters, establish processes and procedures to help ensure effective and responsive governance by our Board. The Corporate Governance Guidelines are available, free of charge, on our website at www.regalbeloit.com. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

The Corporate Governance Guidelines provide that a majority of the members of our Board must be independent directors under the listing standards of the NYSE. Our Board has also adopted certain categorical standards of director independence to assist it in making determinations of director independence and which are contained in the Corporate Governance Guidelines.

Based on these standards, our Board affirmatively determined by resolution that Messrs. Burt, Doerr, Foate, Hilton, Sachdev and Stoelting and Mses. Bertsch and Chaibi have no material relationship with our Company, and, therefore, each is independent in accordance with the NYSE listing standards and with the categorical standards of director independence adopted by our Board. Our Board regularly reviews the continuing independence of the directors.

Code of Business Conduct and Ethics

Our Board has adopted the Regal Beloit Corporation Code of Business Conduct and Ethics (the “Code”), which applies to our directors, officers and employees. The Code is available, free of charge, on our website at www.regalbeloit.com.

Board Leadership Structure

Our Board does not maintain a policy on whether or not the roles of Chief Executive Officer (“CEO”) and Chairman of the Board (“Chairman”) should be separate. Our Board reserves the right to vest the responsibilities of the CEO and Chairman in different individuals or in the same individual if, in our Board’s judgment, a combined CEO and Chairman position is in the best interest of our Company. In the circumstance where the responsibilities of the CEO and Chairman are vested in the same individual, or where the Chairman is not considered independent, our Board will designate a Presiding Director from among the independent directors. The position of the Presiding Director, when such position is applicable, rotates periodically among the non-employee directors as determined by our Board upon the recommendation of the Corporate Governance and Director Affairs Committee. The Presiding Director is an independent and empowered director who is appointed by the independent directors and who works closely with the Chairman. The Corporate Governance Guidelines outline the role and responsibilities of the Presiding Director.

Through March 31, 2019, Mark J. Gliebe, our former Chairman and CEO, served as the combined CEO and Chairman until the election of Louis V. Pinkham to serve as Mr. Gliebe’s successor as CEO. Mr. Gliebe resigned from the role of CEO on March 31, 2019. Through the 2019 annual meeting of shareholders, Mr. Gliebe continued to serve in the role of Chairman, after which he no longer served as a director of our Company.

Through the 2019 annual meeting of shareholders, Mr. Sachdev served as the Presiding Director, which is a role that supplemented the combined Chairman and CEO positions. Mr. Sachdev has served as the Chairman since Mr. Gliebe’s departure from our Board. Our Board believes Mr. Pinkham as CEO is best supported by an independent Chairman who has a deep understanding of our business and governance structure, and that the separation of these positions will allow Mr. Pinkham to more fully focus his attention on the requirements of the CEO role. Our Board determined that upon the appointment of Mr. Sachdev as the Chairman, there was no longer a need for a Presiding Director at this time.

Oversight of Risk Management

Our full Board is responsible for the oversight of our Company’s operational and strategic risk management process. Our Board believes that oversight of risk management belongs at the full Board level rather than with any one particular committee primarily because of the importance of understanding and mitigating risk to the overall success of our Company. In furtherance of our Board’s risk management oversight goals, our Board oversees the work of a Risk and Compliance Committee comprised of senior management and key managers of certain of our Company’s business units and functions around the world. The Risk and Compliance Committee is charged with, among other things, identifying, assessing and developing a mitigation strategy for significant risks that could impact our ability to meet our objectives and execute our strategies.

The Risk and Compliance Committee identifies and clarifies significant risks (including cybersecurity and sustainability matters) that may impact our Company and assesses those risks, resulting in the establishment of a plan response/mitigation strategy for significant risks. The Risk and Compliance Committee delivers a summary of its activities and findings directly to our CEO, the Audit Committee, and our full Board. The summary is also used by our management team as part of our disclosure controls and procedures to ensure that information regarding material risks applicable to our Company are appropriately disclosed in our public filings.

While our Board has determined to maintain responsibility for oversight of risk management, it relies on our Audit Committee to address significant financial risk exposures facing our Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. Our Board also relies on our Compensation and Human Resources Committee to address significant risk exposures facing our Company with respect to compensation programs and incentives, also with appropriate reporting of these risks to be made to the full Board. Our Board’s role in our Company’s risk oversight has not affected our leadership structure.

Executive Sessions

Our Board will have at least four regularly scheduled meetings per year at which the non-employee directors will meet in executive session without members of our management being present, and at least one regularly scheduled meeting per year at which the independent directors will meet in executive session without members of management or other directors present. The non-employee directors may also meet without management present at such other times as they determine appropriate. Members of our Company’s senior executive management who are not members of our Board will participate in Board meetings to present information, make recommendations, and be available for direct interaction with members of our Board.

Communications with our Board

Shareholders and other interested parties may communicate with the full Board, the Chairman, non-management directors as a group or individual directors by delivering a written communication to Regal Beloit Corporation, Attention: Board of Directors, 200 State Street, Beloit, Wisconsin 53511, or by sending an e-mail communication to board.inquiry@regalbeloit.com. The communications should be addressed to the specific director or directors whom the shareholder or interested party wishes to contact and should specify the subject matter of the communication. Our Company’s Secretary will deliver appropriate communication directly to the director or directors to whom it is addressed. The Secretary will generally not forward to the director or directors communication that he determines to be primarily commercial in nature or concerns our day-to-day business activities, or that requests general information about our Company.

Concerns about accounting or auditing matters or possible violations of the Code should be reported pursuant to the procedures outlined in the Code, which is available on our website at www.regalbeloit.com.

Committees

We have three standing committees of our Board: Audit Committee, Compensation and Human Resources Committee, and Corporate Governance and Director Affairs Committee. Ad hoc committees are created for specific purposes from time to time. Each committee is appointed by and reports to our Board. Our Board has adopted, and may amend from time to time, a written charter for each of the standing committees. Copies of each of these charters are available free of charge on our website at www.regalbeloit.com.

Audit Committee. The Audit Committee consists of Messrs. Burt (Chairperson), Fischer, Hilton and Ms. Bertsch. Each of the members of the committee is independent as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). Our Board determined that each of Messrs. Burt, Fischer, Hilton and Ms. Bertsch qualify as an “audit committee financial expert” as defined in SEC rules and meets the expertise requirements for audit committee members under the NYSE listing standards. The principal functions performed by the Audit Committee, which met eight times in 2019, are to assist our Board in monitoring the overall quality of our Company’s financial statements and financial reporting, our independent registered public accounting firm’s qualifications and independence, our accounting controls and policies, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm. The Audit Committee has presented to shareholders for ratification at the Annual Meeting its selection of our independent registered public accounting firm for 2020. See “Proposal 3: Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for the Year Ending January 2, 2021.”

Compensation and Human Resources Committee. The Compensation and Human Resources Committee consists of Messrs. Stoelting (Chairperson) and Sachdev and Ms. Chaibi. Each of the members of the Compensation and Human Resources Committee is independent as defined by the NYSE listing standards. The principal functions of the Compensation and Human Resources Committee, which met six times in 2019, are to help develop our overall compensation philosophy; administer our incentive compensation plans (including our equity incentive plans); determine and approve the compensation of the Chief Executive Officer and the other principal corporate officers; review and monitor succession and leadership development planning; and review, formulate, recommend and administer short- and long-range compensation programs for the principal corporate officers and key employees. A more complete description of our Compensation and Human Resources Committee’s practices can be found in the Compensation Discussion and Analysis section of this proxy statement. The Compensation and Human Resources Committee from time to time uses independent compensation consultants to assist the committee in the performance of its responsibilities. As part of its evaluation of potential compensation consultants, the committee considers all factors relevant to the consultant’s independence from management and potential conflicts of interest in accordance with applicable SEC rules and NYSE listing standards. After selecting an independent compensation consultant, the committee periodically meets with that consultant throughout the year at such times as the committee deems appropriate, and receives reports and advice from the consultant on matters of executive compensation. In 2019, the committee selected Willis Towers Watson PLC to serve as its independent compensation consultant.

Corporate Governance and Director Affairs Committee. The Corporate Governance and Director Affairs Committee consists of Mses. Warner (Chairperson) and Chaibi and Messrs. Doerr and Foate. Each of the members of the Corporate Governance and Director Affairs Committee is independent as defined by the NYSE listing standards. The principal functions of the Corporate Governance and Director Affairs Committee, which met four times in 2019, are to develop and recommend to our Board a set of corporate governance principles applicable to our Company, including matters of Board organization, membership, compensation, independence and function, and committee structure and membership; take a leadership role in shaping our corporate governance; identify directors qualified to serve on the committees established by our Board; and to recommend to our Board the members and the chairperson for each committee to be filled by our Board. This Committee also serves as the nominating committee of our Board and is responsible for identifying individuals qualified to become directors (consistent with the criteria approved by our Board) and to recommend candidates for all directorships to be filled by our Board or by our shareholders.

Nominations of Directors

In 2017, our Board amended and restated our Company’s Amended and Restated Bylaws to implement proxy access. Proxy access is provided to a shareholder, or a group of up to 20 shareholders, owning at least 3% of our Company’s outstanding common stock continuously for at least three years. Eligible shareholders are permitted to nominate up to 20% of the total number of directors, rounded down to the nearest whole number (but not less than two), provided that the shareholders and nominees satisfy the requirements specified in the bylaws. Nominating shareholders are required to satisfy certain informational and procedural requirements, including (i) that such shareholders do not have an intent or objective to influence or change control of our Company and (ii) that their nominees will not have entered into any agreements as to how they will vote or act on different matters. Under the bylaws, we must receive notice of a shareholder’s director nomination for the 2021 annual meeting of shareholders pursuant to the proxy access bylaw provision no sooner than October 20, 2020 and no later than November 19, 2020. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2021 annual meeting of shareholders.

The Corporate Governance and Director Affairs Committee will also consider persons recommended by shareholders to become nominees for election as directors in accordance with the criteria set forth in the Corporate Governance Guidelines under the heading “The Directors-Qualifications.” The Corporate Governance and Director Affairs Committee will only review recommendations for director nominees from any shareholder or group of shareholders beneficially owning in the aggregate at least 5% of the issued and outstanding shares of our common stock for at least one year as of the date that the recommendation is made. Recommendations with respect to the 2021 annual meeting of shareholders must be submitted by November 19, 2020 for the recommendation to be considered by the Corporate Governance and Director Affairs Committee.

In identifying and evaluating nominees for director, the Corporate Governance and Director Affairs Committee believes that all directors should be financially literate and must be committed to understanding our Company and its industry, and must also possess the highest personal and professional ethics, integrity and values, and commitment to representing the long-term interest of the shareholders. Directors must also possess a diverse set of skills and experience with a background in areas that are relevant to our activities. Directors should also be inquisitive and have an objective perspective, practical wisdom and mature judgment. Directors must be willing and able to devote whatever time is necessary to carry out their duties and responsibilities effectively. Directors will not be nominated unless they are willing to serve for an extended period of time.

While the Corporate Governance and Director Affairs Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity of viewpoint, background, industry knowledge and perspectives, as well as ethnic and gender diversity, as part of its overall evaluation of candidates for director nominees. Specifically, our criteria for director nominees, included as Appendix A to our Corporate Governance Guidelines, provide that directors should be selected so that our Board represents diverse backgrounds and perspectives.

For a timely recommendation submitted by a shareholder to be considered by the Corporate Governance and Director Affairs Committee, the candidate recommended by a shareholder must be “independent” as defined in the NYSE independence standards and SEC regulations, and meet the minimum expectations for a director set forth in our Company’s Corporate Governance Guidelines. The Corporate Governance and Director Affairs Committee will have sole discretion whether to nominate an individual recommended by a shareholder. As to any candidate identified by the Corporate Governance and Director Affairs Committee to become a nominee, the candidate must possess the requisite qualifications, although the Corporate Governance and Director Affairs Committee need not require such nominee to be independent. Nevertheless, we strive to have all directors, other than those directors who are current or former members of our management, be independent as defined by the NYSE independence standards and SEC regulations.

Sustainability

We believe that a commitment to sustainability is about commitment to doing everything better. We believe that positive environmental, social and governance-related business practices strengthen our Company, increase our connection with our stakeholders and help us better serve our customers and the communities in which we operate. We believe that sustainability goes beyond compliance and extends to worker health and safety, the environment, anti-corruption and trade compliance, responsible sourcing, human rights and labor practices. At Regal, we believe that decreasing our footprint and increasing our handprint are creating a better tomorrow. Our Sustainability Report is available on our website at sustainability.regalbeloit.com.

Among the ways in which we have demonstrated our commitment to sustainability are the following:

•	We implement environmentally-friendly solutions for our customers, including innovative products to minimize water usage, energy consumption, wastewater discharge and sound levels.

•	Our formal environmental, health, safety and sustainability program, called our Compliance Citizenship Review, helps us to systematically decrease our footprint, and we assess progress at each of our sites at least twice a year.

•	We contribute to the communities where we live and work by supporting local charitable organizations and contributing a significant number of volunteer hours.

•	We foster a strong corporate culture that promotes the highest standards of ethics and compliance for our business, including the Code that sets forth principles to guide the conduct of our directors, officers and employees.

•	We maintain an Integrity Alert Line whereby suspected violations of the Code can be reported via phone or the web on a confidential basis and are investigated.

•	We are committed to continually improving workplace safety through our “zero harm” expectation.

•	We invest in training employee-led “high energy teams” to actively participate in our safety programs and drive improvements in safety, speed, quality, cost and sustainability.

•	We have global anti-corruption and third-party engagement policies and conduct regular audits and assessments of our business partners.

•	We are an equal opportunity employer, emphasizing inclusion and committed to maintaining a workplace free of harassment and discrimination.

•	We promote having a diverse talent pipeline by ensuring that we employ and promote qualified people without discrimination.

Policies and Procedures Regarding Related Person Transactions

Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers, nominees for director or a person who has a greater than 5% beneficial ownership, and any of their immediate family members, as well as any entity in which any of these persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•	a “related person transaction” generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

The related person, the director, executive officer, nominee or beneficial owner who is an immediate family member of a related person, or a business unit or function/department leader of our Company responsible for a proposed related person transaction must notify our General Counsel of certain information relating to proposed related person transactions. If our General Counsel determines that a proposed transaction is a related person transaction subject to the policy, then he will submit the transaction to the Corporate Governance and Director Affairs Committee for consideration at the next committee meeting or, if expedited consideration is required, to the committee chairperson. The committee or chairperson, as applicable, will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will approve only those related person transactions that are in, or are not inconsistent with, the best interests of our Company and our shareholders. The chairperson is required to report to the committee at the next committee meeting any approval granted under the policy.

The policy also provides for ongoing review by the General Counsel of any amounts paid or payable to, or received or receivable from, any related person. Additionally, at least annually, the Corporate Governance and Director Affairs Committee is required to review any previously approved or ratified related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from us of more than $60,000. Based on all relevant facts and circumstances, the committee will determine if it is in the best interests of our Company and our shareholders to continue, modify or terminate the related person transaction.

If any of our Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a pending or ongoing related person transaction that has not been previously approved or ratified under the policy, then the transaction must be disclosed to the Corporate Governance and Director Affairs Committee or its chairperson. The committee or the chairperson must then determine whether to ratify, amend or terminate the related person transaction, or take any other appropriate action. If the related person transaction is complete, then the committee or its chairperson will evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

In 2019, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance and Director Affairs Committee under the policy.

Meetings and Attendance

Our Board held six meetings in 2019. Each director attended at least 75% of the aggregate of (a) the total number of meetings of our Board and (b) the total number of meetings held by all committees of our Board on which the director served during 2019, in each case during the period in which the director was serving on our Board or the applicable committee.

Directors are expected to attend our annual meeting of shareholders each year. All but one of our directors who stood for election at the 2019 annual meeting of shareholders attended the 2019 annual meeting of shareholders in person.

Stock Ownership

Management

The following table sets forth information, as of March 5, 2020, regarding beneficial ownership of our common stock by each director and nominee, each of our current named executive officers as set forth in the Summary Compensation Table, and all of the directors and current executive officers as a group. As of March 5, 2020, no director or executive officer beneficially owned one percent or more of our common stock. On that date, the current directors and executive officers as a group beneficially owned 0.69% of our common stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of our common stock identified as beneficially owned.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Restricted Stock Units(4)
John M. Avampato	37,375	4,964
Jan A. Bertsch	0	972
Stephen M. Burt	15,764	1,772
Anesa T. Chaibi	7,066	1,772
Christopher L. Doerr	13,992	1,772
Thomas J. Fischer	22,489	1,772
Dean A. Foate	29,164	1,772
Mark J. Gliebe, former Chief Executive Officer and Chairman(5)	418,855	62,400
Michael F. Hilton	0	423
Louis V. Pinkham	6,970	37,923
Robert J. Rehard	7,155	8,576
Rakesh Sachdev	17,764	1,772
Jonathan J. Schlemmer, former Chief Operating Officer(6)	48,551	0
Curtis W. Stoelting	27,771	1,772
Thomas E. Valentyn	11,100	8,890
Jane L. Warner	10,493	1,772
All current directors and executive officers as a group (19 persons)	281,733	96,220

(1)	Includes shares subject to currently exercisable rights to acquire common stock and options exercisable within 60 days of March 5, 2020 as follows: Mr. Avampato, 29,450 shares; Mr. Rehard, 4,365 shares; Mr. Valentyn, 8,290 shares; and all current directors and executive officers as a group, 101,934 shares.

(2)	The amount shown for Mr. Stoelting includes 9,202 shares held in the Curtis W. Stoelting 1994 Revocable Trust over which Mr. Stoelting retains sole voting and investment power during his lifetime and 805 shares held by Mr. Stoelting’s children, over which he retains investment power.

(3)	Amount shown for Mr. Avampato includes 1,666 shares held in trust under our Company’s 401(k) plans as of March 5, 2020.

(4)	This column includes shares of restricted stock or restricted stock units that are subject to forfeiture until they vest on either the first, second, or the third anniversary of the date of grant pursuant to the terms of the applicable vesting schedule.

(5)	The amount shown for Mr. Gliebe is based on the amount reported in the stock ownership table of our definitive proxy statement for our 2019 annual meeting of shareholders. This amount does not take into consideration any changes in his beneficial ownership of our common stock since such date, including any actions taken in connection with his retirement (including, for the avoidance of doubt, any of the actions contemplated by the Retirement Agreement, dated October 10, 2018, between the Company and Mr. Gliebe).

(6)	The amount shown for Mr. Schlemmer is based on his last known direct share balance, as reported on his most recent Form 4 filed with the SEC on November 8, 2019, less his unvested restricted stock unit balance at that time, the acceleration and vesting of 6,112 restricted stock units pursuant to his Retirement Agreement, dated December 27, 2019, and 1,588 shares held in trust under the Company’s 401(k) plans as of March 5, 2020.

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Other Beneficial Owners

The following table sets forth information, as of December 31, 2019 or otherwise, as noted, regarding beneficial ownership by the only persons known to us to own more than 5% of our outstanding common stock. The beneficial ownership information set forth below has been reported on filings made on Schedule 13G with the SEC by the beneficial owners.

	Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,049,290	0	4,280,680	0	4,280,680	10.5

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,882,482	0	2,941,686	0	2,941,686	7.2

FMR LLC 245 Summer Street Boston, MA 02210	225,548	0	3,623,064	0	3,623,064	8.8

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	21,727	6,238	4,094,009	21,728	4,115,737	10.0

(1)	This information is provided as of January 31, 2020 based on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2020.

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Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides detailed information about our compensation programs for our named executive officers (“NEOs”) for fiscal 2019. During fiscal 2019, a significant development affecting our NEO compensation programs was the election of Louis V. Pinkham as our Chief Executive Officer effective April 1, 2019. Mr. Pinkham succeeded Mark J. Gliebe, who resigned from the role of Chief Executive Officer on March 31, 2019 as part of his previously announced retirement transition. The compensation-related actions that occurred in connection with this transition are described below under the headings “Severance and Change in Control Benefits” and “Potential Payments on a Termination or Change in Control – Retirement Agreements.” In addition, during this transition, there were adjustments in our compensation philosophy as described below.

Executive Compensation Philosophy

What is your compensation philosophy?

Our overall compensation philosophy is summarized as follows:

•	The compensation of our NEOs should be structured so that their interests are aligned with the long-term interests of our shareholders. We have a “pay-for-performance” philosophy, meaning that we will pay higher compensation, in particular higher incentive compensation, to the NEOs when the performance of the Company delivers incremental value to the shareholders.

•	To further align our NEOs’ interests with the interests of our shareholders, and to reinforce our pay-for-performance philosophy, we believe our NEOs should have the opportunity to earn above-median total compensation if the Company performs well, and should earn below-median total compensation if it does not.

•	In order to attract and retain talented executives, we believe we should offer overall compensation levels that are competitive in the marketplace. As a result, we seek to set compensation levels so that our NEOs can earn total compensation at approximately the median level compared to similarly situated executives in our peer group. We consider compensation within a 15% range above or below the fiftieth (50th) percentile of peer group data to be at approximately the “median” level.

We believe this to be a conservative approach to executive compensation.

Do you consider the results of the shareholders’ “say on pay” vote in your philosophy and in determining compensation?

Yes, each year we and the Compensation and Human Resources Committee of the Board of Directors (for purposes of this Compensation Discussion and Analysis, the “Committee”) scrutinize the results of our shareholders’ non-binding vote on our NEOs’ compensation (the “say on pay” vote) and consider other shareholder inputs to determine whether our shareholders believe we need to change our compensation philosophy or practices. Most recently, in April 2019, our shareholders supported our NEOs’ compensation with more than 90% of votes cast in favor. Consistent with this strong vote of shareholder approval, we took care, in considering changes to our executive compensation philosophy and programs, to retain all key elements of our continuing commitment to pay for performance.

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What compensation policies and practices reflect your compensation philosophy?

What We Do
Pay-for-Performance (pages 26-27)
Balance Long-Term and Short-Term Incentives (pages 27-28)
Use Multiple Performance Metrics, Including a Relative Metric, for Incentive Compensation (pages 37-39)
Benchmark Compensation Against an Appropriate Peer Group (page 31-32)
Maintain a Clawback Policy (page 72)
Monitor for Risk-Taking Incentives (pages 71-73)
Maintain Stock Ownership Requirements (page 43)
Prohibit Hedging, Pledging and the Like (page 44)
Limit Perquisites (pages 42)
Engage an Independent Compensation Consultant (pages 30-31)
Hold Executive Sessions at Each Committee Meeting

What We Do Not Do
X	No New Agreements With Gross-Ups for Taxes (page 45)
X	No Employment Agreements with Pre-Change of Control Severance (page 44)
X	No “Single Trigger” Severance Agreements (page 45)
X	No Repricing of Options
X	No Guaranteed Bonuses or Salary Increases

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Did the NEOs’ compensation in 2019 align with corporate performance and the creation of shareholder value?

We believe our executive compensation in fiscal 2019 aligned well with the objectives of our compensation philosophy and with our corporate performance. Although 2019 was a challenging year, we delevered at 15.5% from fiscal 2018 (i.e. our adjusted operating income was down $30.6 million on a $197 million reduction in adjusted net sales), improving on historical performance in this area. We also achieved total shareholder return of 24% and generated free cash flow to adjusted net income of 151%, while purchasing $165.1 million of our shares. Additionally, the Company has paid a dividend every quarter since January 1961 and increased the dividend by over 7% in fiscal 2019.

In 2019, our company also achieved sales of $3.185 billion, adjusted operating profit as a percentage of sales of 10.8%, and trade working capital as a percentage of sales of 26.4%. Those operating results led our Committee to approve annual cash incentives under our Incentive Compensation Plan (“ICP”) at 40% of target for fiscal 2019 for our NEOs. The Committee’s determination of the annual cash incentives is described further below under “What were the NEOs’ target cash incentive amounts for 2019 and how much did they earn?”

Our Committee also approved the payout of shares under our performance share unit (“PSU”) awards that we granted in 2017 with a performance period of 2017-2019 at a level of 45% of target based on our achievement of total shareholder return of 62% and return on invested capital (“ROIC”) of 28% over the three-year performance period.

We believe the compensation of our NEOs aligns well with our performance, but we also believe that this alignment is not always reflected in the Summary Compensation Table in the same way we view the alignment for our internal purposes. This is because the Summary Compensation Table values are required by Securities and Exchange Commission rules to include the full grant date fair value of equity awards in the year the awards are granted. The grant date fair value is an accounting value that projects the potential value of awards based on assumptions about, among other things, certain future events. The grant date fair value is different from the economic value of the awards to our NEOs, which may be lower or higher than the grant date fair value depending on the price of our common stock. For this reason, we are including in this proxy statement, as a supplement to the required Summary Compensation Table, a comparison of our NEOs’ realizable pay for 2019 with their total compensation as shown in the Summary Compensation Table.

Name and Principal Position	2019 Summary Compensation Table Total Compensation ($)	2019 Total Realizable Compensation ($)
Louis V. Pinkham Chief Executive Officer (Since April 1, 2019)	6,390,215	4,822,667

Mark J. Gliebe Former Chairman and Chief Executive Officer (Chairman through the 2019 annual meeting of shareholders; Chief Executive Officer through March 31, 2019)	2,066,982	2,066,982

Robert J. Rehard Vice President, Chief Financial Officer	1,573,055	1,116,001

Jonathan J. Schlemmer Former Chief Operating Officer (Through January 31, 2020)	3,294,473	2,678,109

Thomas E. Valentyn Vice President, General Counsel and Secretary	1,186,214	882,033

John M. Avampato Vice President, Chief Information Officer	1,117,087	944,537

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The 2019 total realizable pay disclosure in the table above is the same as the 2019 compensation shown in the Summary Compensation Table except that the equity-based compensation that we granted during 2019 is valued based on the price of our common stock at fiscal year-end and, in the case of PSUs, the relevant performance trend at fiscal year-end. Specifically, restricted stock units (“RSUs”) are valued as the product of the number of shares granted to the NEO during the year multiplied by the year-end stock price, assuming for purposes of this disclosure that the grants were vested. Stock appreciation rights (“SARs”) are valued as the product of the number of rights granted to the NEO during the year multiplied by the excess, if any, of the year-end stock price over the grant price of the rights, assuming for purposes of this disclosure that the grants were vested. PSUs with a performance metric of relative total shareholder return (“TSR PSUs”) are valued using 0% of the target number of shares that we granted to each NEO during 2019 (which is approximately the number of shares that would vest if our total relative total shareholder return for the entire applicable performance period is the same as it was at the end of 2019), multiplied by the year-end stock price. PSUs with a performance metric of return on invested capital (“ROIC PSUs”) are valued using 39% of the target number of shares that we granted to each NEO during 2019 (which is approximately the number of shares that would vest if our ROIC for the entire applicable performance period is the same as it was at the end of 2019), multiplied by the year-end stock price. The 2019 total realizable pay disclosure in the table above does not include equity-based compensation granted in prior years that was paid or became payable in 2019.

This section includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP financial measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in our earnings release for fiscal year 2019.

Since you have a pay-for-performance compensation philosophy, what percentage of your NEOs’ target compensation was “at risk” in 2019?

To focus on both our short and long-term success, our NEOs’ target compensation includes a significant portion—more than 71% on average—that is “at risk” because the value of such compensation is determined based on the achievement of specified results or subject to forfeiture. This “at risk” compensation includes compensation elements intended to reward the achievement of both short- and long-term financial goals. If such goals are not achieved, then performance-related compensation will decrease. If goals are exceeded, then performance-related compensation will increase.

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Payments under the ICP are “at risk” because the payments are dependent on achievement of one-year performance goals. In addition, compensation paid in the form of equity awards, such as RSUs, SARs and PSUs, instead of cash is at-risk because its value varies with changes in the stock price. By creating a total compensation package where a considerable percentage is paid in equity awards that are subject to vesting over multiple years or dependent on achieving multi-year performance goals, our NEOs have a significant stake in our long-term success and gain financially along with our shareholders.

As shown in the following charts, in fiscal 2019, 83% of the CEO’s target compensation and, on average, 62% of the other NEOs’ target compensation was at risk. For purposes of this disclosure, target compensation includes base salary, target annual incentive awards, grant date fair value of equity awards, change in pension value and all other compensation. For Mr. Pinkham, this disclosure also includes the RSU award he received in connection with his election as our Chief Executive Officer as “at risk” compensation, and the lump sum cash signing bonus in the amount of $133,000 he received pursuant to the terms of his employment agreement as compensation that is not “at risk.”

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Have you made changes to your compensation program for your NEOs that will apply in 2020?

The Committee adopted changes to our compensation program for our NEOs for 2020 to place greater emphasis on those performance measures that we believe most directly reflect our financial performance and strategic objectives and more closely align with competitive market practice. Specifically, for 2020, we implemented the following changes:

•	The Committee established ICP performance measures for our NEOs for 2020 based on adjusted earnings per share (weighted 65%), free cash flow (weighted 20%) and sales growth (weighted 15%), rather than, as in 2019, sales growth and adjusted operating profit as a percentage of sales (together weighted 75%) as well as working capital as a percentage of sales (weighted 25%).

•	Amounts earned above the targets established by the Committee with respect to the ICP will be paid in a single payment following the end of the applicable performance period, rather than, as in 2019, being paid in installments, with one-third of the above-target amount being paid after the end of each of the three years that follow the applicable performance period.

•	The proportion of overall long-term incentive target value represented by each form of award for our NEOs for 2020 is 50% PSUs, 25% SARs and 25% RSUs, rather than, as in 2019, 33% PSUs, 34% SARs and 33% RSUs.

•	The RSUs granted in 2020 will vest ratably over the first three anniversaries of the grant date, rather than, for the RSUs granted in 2019, 100% on the third anniversary of the grant date.

•	The SARs granted in 2020 will vest ratably over the first three anniversaries of the grant date, rather than, for the SARs granted in 2019, 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date.

The Committee also amended our Supplemental Defined Contribution Retirement Plan effective January 1, 2020 to provide for full vesting after three years of service rather than after reaching age 58 with 10 years of service.

Setting Executive Compensation

What is the role of the Board in setting NEOs’ compensation?

The Board’s primary roles in setting our executive compensation are:

•	to annually review and consider our compensation philosophy;

•	to appoint the members of the Committee; and

•	to review and approve certain recommendations of the Committee relating to compensation.

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The Committee consists entirely of independent directors who are “non-employee directors” for purposes of the Securities Exchange Act of 1934. The current members of the Committee are Messrs. Stoelting (Chairperson) and Sachdev and Ms. Chaibi.

What is the role of the Committee in setting NEOs’ compensation?

The Committee is responsible for determining the components of our executive compensation program, consistent with the compensation philosophy determined by our Board, and the executive compensation packages offered to our NEOs. The Committee determines executive salaries, administers the ICP, administers our long-term equity incentive plans and makes awards under the plans.

The Committee reviews data from market surveys and proxy statements from our established peer group and retains an independent compensation consultant to assess our competitive position with respect to total executive compensation.

The Committee takes various factors into account in setting compensation levels and does not use a formulaic approach, but generally seeks to closely align target total direct compensation (i.e., the sum of base salary, target annual cash incentive opportunity and target long-term incentives) with the peer group and survey median.

What is the role of the CEO in setting NEOs’ compensation?

In its decision-making process, the Committee receives and considers the recommendations of our CEO with respect to compensation to be paid to our NEOs other than himself. Our CEO makes no recommendation with respect to his own compensation.

Does the Committee use an independent compensation consultant to help in setting NEOs’ compensation?

Yes. The Committee periodically solicits proposals from independent compensation consultants to assist the Committee in the performance of its responsibilities. As part of its evaluation of potential compensation consultants, the Committee considers all factors relevant to the consultant’s independence from management and potential conflicts of interest in accordance with applicable SEC rules and NYSE listing standards. After selecting an independent compensation consultant, the Committee periodically meets with that consultant throughout the year at such times as the Committee deems appropriate, and receives reports and advice from the consultant on matters of executive compensation.

Willis Towers Watson served as the Committee’s independent compensation consultant for 2019. In July 2019, the Committee reviewed the independence of Willis Towers Watson and the individual representatives of Willis Towers Watson who served as the Committee’ consultants, including considering factors contained in applicable SEC rules and NYSE listing standards.

During 2019, our management separately engaged Willis Towers Watson to provide insurance brokerage services. The personnel who performed the insurance brokerage services operated separately and independently of the Willis Towers Watson personnel who performed compensation consulting services for the Committee. Willis Towers Watson has advised the Committee of a number of policies it maintains to ensure that the compensation consulting advice provided to the Committee is not influenced by the insurance brokerage services, including the following:

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•	Individuals who are not part of the compensation consulting team are precluded from involvement in the development of recommendations regarding the compensation of our executive officers and directors.

•	Compensation consultants who advise the Committee on director and executive officer compensation may not serve in broader relationship-management roles for us.

•	The compensation paid to Willis Towers Watson compensation consultants is not tied to the fees paid, or to the expansion of fees paid, by us for insurance brokerage services.

The Committee concluded, based on the evaluation and factors described above, that Willis Towers Watson was and remains independent.

How did the compensation consultant help the Committee in setting NEOs’ compensation for 2019?

In setting compensation for 2019, the Committee directed Willis Towers Watson to assemble compensation data for our NEOs and compare the data against aggregated peer group proxy data and general industry survey data for persons holding similarly situated positions in our peer group.

The Committee’s policy is generally to review the composition of the peer group we use for this purpose every year for potential changes in light of acquisitions, changes in comparable revenue size, or other factors it deems appropriate.

In reviewing our peer group for potential updates in 2019, the Committee selected companies that it believed to be comparable to our Company by generally using the following criteria:

•	Comparable revenue (target companies with annual revenues ranging from approximately 0.5 to 2.0 times our annual revenues and with an overall median revenue that approximates ours);

•	Compete in an industry similar to ours and/or have the level of complexity and business model similar to ours; and

•	Contains companies that we compete with for executive talent.

For 2019, the 20 companies in our peer group for purposes of NEO benchmarking were:

AMETEK, Inc.	Carlisle Companies Inc.	Colfax Corporation
Crane Co.	Donaldson Company, Inc.	Dover Corporation
Flowserve Corp.	Hubbell Incorporated	ITT Inc.
Kennametal Inc.	Lennox International	Lincoln Electric Holdings Inc.
Owens Corning	Pentair plc	Rexnord Corp.
Rockwell Automation, Inc.	Terex Corporation	The Timken Co.
Valmont Industries, Inc.	Xylem Inc.

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During 2018, the Committee approved replacing three of the companies in our 2018 peer group – Rockwell Collins, Inc., Roper Technologies, Inc. and Snap-On Incorporated – with three new companies – Carlisle Companies Incorporated, Dover Corporation and ITT Inc. – in our 2019 peer group effective as of January 1, 2019. The Committee approved these replacements because Rockwell Collins, Inc. was being acquired by another company and because the Committee determined that Carlisle Companies Incorporated, Dover Corporation and ITT, Inc. were more appropriate peer companies than Roper Technologies, Inc. and Snap-On Incorporated based on a peer of peers analysis, revenue size, relative market capitalization, pay structure and product portfolio.

During 2019, Willis Towers Watson benchmarked our executive compensation opportunities using (i) the above referenced peer group as the primary benchmark for our Chief Executive Officer, Vice President, Chief Financial Officer and Vice President, General Counsel positions and (ii) general industry data from Willis Towers Watson’s Executive Compensation Survey as the primary benchmark for our Chief Operating Officer and Vice President, Chief Information Officer positions.

In reviewing and analyzing these data, Willis Towers Watson considered information for each NEO position with respect to the following elements of compensation:

•	Base salary;

•	Target annual cash incentive under the ICP;

•	Target total cash compensation (salary and target annual cash incentive);

•	Target of annual long-term incentives at grant-date value; and

•	Target total direct compensation (sum of target cash and target long-term incentives).

In keeping with the Committee-approved methodology, Willis Towers Watson analyzed each element of target total direct compensation for our NEOs compared to the market median from the two different data sources. Willis Towers Watson reported on the methodology that it used in its analysis and provided a summary of its findings and its observations on our programs relative to the data and market trends in executive compensation. In connection with this review, Willis Towers Watson also analyzed our annual share utilization rate and dilution relative to market practice.

During 2019, the Committee also reviewed market data relating to perquisites provided to our NEOs using the same peer group and general industry survey data provided by Willis Towers Watson discussed above. Consistent with prior years, we continued to limit the perquisites that we provide our NEOs. We did not make any changes as a result of our 2019 review.

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The Elements of Total Compensation

We achieve our executive compensation objectives through the following ongoing programs. All of our NEOs participate in these programs except as otherwise noted below.

Program	Description	Participants	Principal Objectives
Annual Cash Compensation
Base Salary	Annual cash compensation	All employees	Competitive practices Individual contribution
ICP Annual Cash Incentive

Annual cash incentive with target awards established at each employee level

Payments can be higher (subject to a 200% cap) or lower than target, based on Company annual results

Amounts earned above target are deferred and remain subject to forfeiture until they are paid; payment occurs in three equal annual installments beginning in the second year following the applicable performance period

		All executive officers and key employees	Drive superior performance • Across total Company • Across business segments Competitive practices Shareholder alignment

Program	Description	Participants	Principal Objectives
Long-Term Incentive Programs
Long-Term Incentive (“LTI”) Equity Awards	Long-term incentive awards paid in SARs, RSUs and PSUs	All executive officers and key employees	Drive superior performance • Individual contribution • Increase stock price Focus on long-term success Ownership Shareholder alignment
Retirement Programs
Retirement (401(k)) Savings Plan	Company matching and annual contributions	All U.S. Employees	Retention Competitive practices
Target Supplemental Retirement Plan (the “Target SRP”) (Closed to new participants 1/1/2017)	Defined benefit retirement plan for executives who have at least 10 years of service and work with the Company until the age of 58	Key executives eligible prior to January 1, 2017	Retention Competitive practices
Supplemental Defined Contribution Retirement Plan (the “SDCRP”)	Defined contribution retirement plan for executives who have at least 10 years of service and work with the Company until the age of 58 (this vesting requirement was changed to at least 3 years of service without regard to the participant’s age effective January 1, 2020)	Key executives not covered by the Target SRP	Retention Competitive practices
Other Executive Benefits
Perquisites and Executive Benefits	Available to certain executives to assure protection of Company assets and/or focus on Company business with minimal disruption	Specific benefits are offered to different groups of executive officers based on business purpose	Competitive practices
Other Benefits	Medical, welfare and other benefits	All employees	Competitive practices

Base Salaries

How do you determine base salaries, and what were the NEOs’ base salaries for 2019?

We determine base salaries for our NEOs based upon job responsibilities, level of experience, individual performance and expectations with respect to contributions to our future performance as well as comparisons to the salaries of executives in similar positions as compared to our peer group. In April 2019, the Committee set the base salaries of our NEOs in accordance with the factors identified in the preceding sentence. Effective as of April 1, 2019, the base salaries of our NEOs who were employed through the end of fiscal 2019 were as follows:

Name	Base Salary	Change from 2018
Louis V. Pinkham	$950,000	--
Robert J. Rehard	$500,000	+42.8%
Jonathan J. Schlemmer	$635,000	+3.2%
Thomas E. Valentyn	$427,500	+3.0%
John M. Avampato	$390,000	--

Mr. Gliebe’s 2019 base salary did not change from his 2018 base salary until his resignation from the role of Chief Executive Officer on March 31, 2019. In setting base salary levels, the Committee compared the NEOs’ base salary levels to the salary levels of the executive officers in our peer group based on proxy statement data as well as general industry data from Willis Towers Watson’s Executive Compensation Database and made changes accordingly.

With respect to each of our NEOs, compared to the median base salaries of similarly situated executive officers in the data reviewed by the Committee, after the changes, all were determined to be at the median level (according to the established target range). The base salary levels set by the Committee did not affect decisions regarding other compensation elements.

Annual Cash Incentives

Do you provide annual cash incentive awards? If so, how are they structured?

In fiscal year 2019, we provided annual cash incentive awards through our ICP, which was approved by shareholders at our annual meeting of shareholders on April 25, 2016. Under our ICP, annual cash incentive awards are paid out based on the Company’s achievement of performance goals related to certain financial measures.

How does the ICP work?

Early in 2019, the Committee set performance goals (as described below under “What were the ICP performance measures for 2019? How did you determine the target for each metric?”) and a targeted level of annual cash incentive compensation for each NEO that would be earned for achievement of target performance. For each NEO, the target cash incentive amount is based on a percentage of base salary. The Committee, in consultation with Willis Towers Watson and our CEO (other than with respect to his own compensation), set annual cash incentive targets under the ICP near the median level with respect to each respective position held by our NEOs relative to our peer group. Our NEOs whose annual cash incentive targets under the ICP were set near the median level were given the opportunity to earn above median annual cash incentive awards if the Company-wide financial targets under the ICP plan were exceeded, while being at risk of receiving below median awards (or no awards at all) if our financial performance did not meet the targeted results. For 2019, the target cash incentive amounts for each of our NEOs were as follows:

Name	Target % of Base Salary	Target Amount
Louis V. Pinkham(1)	110%	$1,045,000
Robert J. Rehard	75%	$375,000
Jonathan J. Schlemmer	90%	$571,500
Thomas E. Valentyn	60%	$256,500
John M. Avampato	50%	$195,000

(1) Mr. Pinkham’s award was pro rated to reflect his partial year of service.

Mr. Gliebe did not receive an ICP award for 2019 due to his expected retirement.

If the Company-wide financial performance goals described in the section below titled “What were the ICP performance goals for 2019? How did you determine the target for each metric?” are met at the target level, then each eligible NEO receives their target amount. However, actual incentive compensation can range from zero to two times the target amount, as described in more detail below, depending on our financial performance during the year.

There was also a threshold requirement for our NEOs to receive any amount under the ICP for 2019. The requirement was that we have positive adjusted operating profit (as determined by the Committee) for fiscal year 2019. If we had positive adjusted operating profit for the year, then up to the maximum ICP amount was authorized, subject to the Committee’s discretion to reduce the amount payable based on our financial performance as described below.

What were the ICP performance measures for 2019? How did you determine the target for each measure?

Our ICP performance goals for 2019, as established by the Committee, were based on sales growth, adjusted operating profit as a percentage of sales and trade working capital as a percentage of sales. We selected sales growth, adjusted operating profit as a percentage of sales and trade working capital as a percentage of sales as performance measures under the ICP because we considered them to be three fundamental operational metrics of our business for 2019 that, when improved, would increase shareholder value.

We defined these performance measures in the ICP as follows:

•	“Sales” means adjusted net sales reported in our earnings release for fiscal 2019.

•	“Adjusted operating profit” means adjusted income from operations as reported in our earnings release for fiscal 2019.

•	“Trade working capital” means (1) the aggregate of average accounts receivable on the last day of each of the 13 months beginning with December 2018 and ending with December 2019 plus (2) the aggregate of average inventory on the last day of each of the same 13 months minus (3) the aggregate of average accounts payable on the last day of each of the same 13 months.

At the beginning of fiscal 2019, as part of our annual business planning process, the Committee established the following total year targets for sales, adjusted operating profit as a percentage of sales and trade working capital as a percentage of sales:

Performance Measure	Threshold	Target	Maximum
Sales ($ in millions)	$3,387	$3,560	$3,733
Adjusted Operating Profit as % of Sales	11.2%	11.8%	12.3%
Trade Working Capital as % of Sales	27.3%	25.4%	23.5%

The incentive under the ICP was determined based on performance against the targets established by the Committee as follows:

•	75% of the incentive was based on performance against the combined total year targets for:
o	Sales growth
o	Adjusted operating profit as a percentage of sales
•	25% of the incentive was based on performance against the total year target for working capital as a percentage of sales

The 75% of the incentive based on sales growth and adjusted operating profit as a percentage of sales rewards performance where actual sales are greater than target and/or adjusted operating profit as a percentage of sales is greater than target and reduces the bonus where actual sales are less than target and/or adjusted operating profit as a percentage of sales is less than target.

The 25% of the incentive based on trade working capital as a percentage of sales rewards performance where trade working capital as a percentage of sales is lower than target and reduces the bonus where trade working capital as a percentage of sales is higher than target.

Performance under the ICP was adjusted to exclude the impact of restructuring and related costs, purchase accounting and transaction costs, gain on businesses divested and assets to be exited, net income from businesses divested/to be exited, executive transition costs, and gain on sale of assets.

The Committee also set the following threshold, target and maximum payout percentages under the ICP:

Performance Measure	Weight (applied to Target Amount)	Payout % at Threshold	Payout % at Target	Payout % at Maximum
Sales Growth and Adjusted Operating Profit as % of Sales	75%	25%	100%	200%
Trade Working Capital as % of Sales	25%	25%	100%	200%

As noted in the table, if the maximums were met for sales growth, adjusted operating profit percentage and the trade working capital percentage, then the NEOs would be eligible to receive 200% of their target amount. If only the thresholds were met for the three performance measures, then the NEOs would be eligible to receive 25% of their target amount. If the actual results were to fall between threshold and target, or target and maximum, then the payout percentage would be interpolated on a non-linear basis between threshold and target, or target and maximum, respectively, such that the rate of increase is greater at levels immediately above threshold than for levels closer to target. If the actual results were to fall below threshold, then each eligible NEO would still be eligible to receive, at the discretion of the Committee, an annual cash incentive award equal to 25% of his target amount if the NEO met specified individual performance targets approved by the CEO (for the NEOs other than himself). The CEO’s personal objectives are approved by the Board. If actual results were to fall below threshold for both the trade working capital percentage and the adjusted operating profit percentage, and the NEO were not to meet his individual goals, then the NEO would not receive any annual incentive compensation.

As described above, for 2020 the ICP will be based on adjusted earnings per share (weighted 65%), free cash flow (weighted 25%) and sales growth (weighted 10%).

How much did the NEOs actually earn under the ICP in 2019?

As discussed above, the annual incentive amount actually earned by each NEO for fiscal 2019 was dependent upon actual Company performance with respect to sales growth, adjusted operating profit as a percentage of sales and trade working capital as a percentage of sales. Our actual results for 2019 were as follows:

Performance Measure	Weight	Actual Results for Fiscal 2019	Actual Payout %
Sales Growth and Adjusted Operating Profit as % of Sales	75%	Sales of $3,185 million and Adjusted Operating Profit as % of Sales of 10.8%	25%*
Trade Working Capital as % of Sales	25%	26.4%	84.9%
Total:	100%	--	40%

*Based on achievement of individual performance targets as described below.

The actual results for the 2019 ICP Performance Measures were: (1) sales were $3,185 million, less than the amount required to exceed the growth threshold; (2) adjusted operating profit as a percentage of sales was 10.8%, which was also below threshold; and (3) trade working capital as a percentage of sales was 100 basis points above target, but 90 basis points better than threshold. Sales growth and adjusted operating profit are consistent with any adjustments made to sales and income from operations in our earnings release for fiscal 2019.

Although actual results for sales growth and adjusted operating profit as a percentage of sales were below the threshold levels established by the Committee, the Committee determined that the NEOs achieved their specified individual performance targets. Therefore, consistent with the terms of their ICP awards, the Committee exercised its discretion in awarding 25% of the target amount with respect to such performance measures of the ICP awards.

The NEOs’ individual performance targets related to successfully achieving individual and collective objectives around (i) operating margins, which in some cases exceeded historical highs, (ii) deleverage rates, which were significantly improved in the face of reductions in sales, (iii) departmental spending and budget targets, (iv) the CEO transition, (v) assisting and enhancing the decentralization and re-segmentation of the Company’s businesses, and (vi) leading impactful continuous and process improvement initiatives including 80/20, among others.

As a result, the NEOs who received ICP awards for 2019 earned payouts in the following amounts:

Name	Annual Incentive Compensation
Louis V. Pinkham(1)	$314,921
Robert J. Rehard	$150,000
Jonathan J. Schlemmer	$228,600
Thomas E. Valentyn	$102,600
John M. Avampato	$78,000

(1) Mr. Pinkham’s award was pro rated to reflect his partial year of service.

Long-Term Incentives

Do you provide long-term incentives? If so, how are they structured?

We provide long-term incentives to our NEOs in the form of equity-based compensation. Consistent with our compensation philosophy, we believe long-term equity incentives help to ensure that our NEOs have a continuing stake in the long-term success of our Company and allow our NEOs to earn above-median compensation only if our shareholders experience appreciation in their equity holdings.

Other than in the case of newly hired executives, we generally make determinations concerning long-term equity-based awards in April of each year at the same time we complete our annual performance reviews. In any event, we grant all equity-based awards effective two days after the release of either our quarterly or annual financial results.

What long-term incentives were provided to NEOs in 2019?

In 2019, as in 2018 the Committee granted SARs, RSUs and PSUs. These awards were granted under our 2018 Equity Incentive Plan that was approved by our shareholders at our 2018 annual meeting of shareholders (our “2018 Plan”). The proportion of overall long-term incentive target value represented by each form of award granted in 2019 was 34% SARs, 33% RSUs and 33% PSUs, the same proportions as the awards that we granted in 2018. The Committee granted SARs, RSUs and PSUs to each of our NEOs in 2019 in the amounts indicated in the “Grants of Plan-Based Awards Table for Fiscal 2019” and the narrative following the table. We value SARs using a Black-Scholes formula and PSUs using either a Monte Carlo methodology (in the case of PSUs using a TSR performance metric) or grant date fair market value (in the case of PSUs using an ROIC metric). Consistent with our overall compensation philosophy, the Committee, after consultation with Willis Towers Watson, granted long-term compensation awards in 2019 at levels approximating the median level of these awards granted by the companies in our peer group. In connection with his election to Chief Executive Officer, the Committee approved grants of long-term compensation awards to Mr. Pinkham approximately 25% below the median level of similarly situated executive officers. We expect to increase Mr. Pinkham’s long-term compensation awards to competitive market levels over the next few years. The target long-term incentive levels set by the Committee did not affect decisions regarding other compensation elements.

Award Type	Description	Other	Vesting Period
SARs	The right to receive stock in an amount equal to the appreciation in value of a share of stock over the base price per share.	The base price per share of all of the SARs is equal to the closing market price of our common stock on the date of grant so that SARs will have value only if the market price of our common stock increases after the grant date. The Committee granted SARs rather than stock options because it views SARs as less dilutive to our shareholders.	Five years (40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date)

RSUs	The right to have us issue a share of our common stock upon the vesting date specified in the award, if the participant is still employed by us at the time of vesting.	In addition to providing competitive compensation and an incentive to create shareholder value, these awards are intended to align management and shareholder interests as well as provide a retention incentive for the NEO to remain employed by our Company.	Three years (100% on the third anniversary of the grant date)

PSUs	The right to have us issue a share of our common stock upon achievement of the performance conditions specified in the award	The 2019 grants have a three-year performance period. Fifty percent (50%) of the PSUs will be earned or forfeited based on a performance metric of total shareholder return, or TSR, relative to our peer group over our fiscal years 2019-2021. The other fifty percent (50%) of the PSUs will be earned or forfeited based on a performance metric of return on invested capital, or ROIC.

For the PSUs using a TSR performance metric, TSR at or below the 25th percentile of the peer group will result in no PSUs being earned. For TSR at the 50th percentile of the peer group, the target number of PSUs will be earned. For TSR at the 75th percentile of the peer group, the maximum number of PSUs (which is 200% of the target PSUs) will be earned. For performance between the 50th and 75th percentile, the number of PSUs earned is interpolated between target and maximum.

For the PSUs using an ROIC performance metric, ROIC below the minimum threshold ROIC level will result in no PSUs being earned. For ROIC at the target ROIC level, the target number of PSUs will be earned. For ROIC at or above the maximum threshold level, the maximum number of PSUs (which is 200% of the target PSUs) will be earned. For ROIC between the threshold and target levels, or between the target and maximum levels, the number of PSUs earned is interpolated between threshold and target, or between target and maximum, respectively.

As indicated in the description above, the PSUs granted in fiscal 2019 had two performance metrics, TSR and ROIC, which were the same metrics we used for the PSUs that we granted in 2018. Half of the 2019 PSUs were subject to the TSR performance metric and half were subject to the ROIC metric. For the half that were subject to the ROIC metric the threshold, target and maximum ROIC levels were 8.8%, 9.8% and 10.8%, respectively.

In 2019, the three-year performance period for the PSUs that we granted to our NEOs in 2017 (the “2017 PSUs”) was completed. The 2017 PSUs were subject to two performance metrics: half were subject to a relative TSR metric (the “2017 TSR PSUs”) and half were subject to an ROIC metric (the “2017 ROIC PSUs”). For the 2017 TSR PSUs, if our TSR was at or below the 25th percentile of the peer group, that would have resulted in none of the 2017 TSR PSUs being earned. For TSR at the 50th percentile of the peer group, the target number of 2017 TSR PSUs would have been earned, and for TSR at the 75th percentile of the peer group, the maximum number of 2017 TSR PSUs (which was 200% of the target 2017 TSR PSUs) would have been earned. For our 2017 ROIC PSUs, the threshold, target and maximum ROIC levels were 8.3%, 9.4% and 10.5%, respectively. ROIC below the minimum threshold level would result in no 2017 ROIC PSUs being earned. For ROIC at the target level, the target number of 2017 ROIC PSUs would be earned. For ROIC at or above the maximum ROIC level, the maximum number of 2017 ROIC PSUs (which is 200% of the target 2017 ROIC PSUs) would be earned. For both the 2017 TSR PSUs and 2017 ROIC PSUs, performance between the threshold and target levels, or between the target and maximum levels, the number of 2017 PSUs earned would be interpolated between threshold and target, or between target and maximum, respectively. Based on our performance for the period ending in 2017, 62% of the 2017 TSR PSUs were earned, and 28% of the 2017 ROIC PSUs were earned.

In connection with Mr. Pinkham’s election as our Chief Executive Officer, the Committee approved an additional RSU award with a target grant date value of $1,750,000 to compensate him for forfeitures of certain incentive compensation awards upon leaving his prior employer. This additional RSU award will vest one-third on each of the first, second and third anniversaries of the effective date of his election provided that he remains continuously employed through the vesting date.

In connection with Mr. Gliebe’s retirement effective June 30, 2019, the Committee approved accelerated vesting of his outstanding equity-based awards in recognition of his significant contributions to our Company during his tenure as our Chairman and Chief Executive Officer. The performance level used to calculate the number of PSUs that accelerated was based on actual performance through the date of his retirement. The approximate value of all of the outstanding equity-based awards that vested on an accelerated basis, measured using the closing share price on the date of Mr. Gliebe’s retirement, was $5,967,694.

As described above, the long-term incentives for our NEOs for 2020 are granted in the form of 50% PSUs, 25% SARs and 25% RSUs. The RSUs granted in 2020 will vest ratably over the first three anniversaries of the grant date, and the SARs granted in 2020 will vest ratably over the first three anniversaries of the grant date.

Other Benefits and Perquisites

Do you provide any other benefits or perquisites to your NEOs?

We have certain other plans that provide, or may provide, compensation and benefits to our NEOs. The Committee considers all of these plans and benefits when reviewing total compensation of our NEOs. These plans include the following:

Plan or Benefit	Description	Other
401(k)	Participants are eligible to contribute a portion of their compensation on a pre-tax basis, up to the limits imposed by the Internal Revenue Service and we make a matching contribution equal to 100% of the first 1% and 50% of the next 5% of base salary contributed by the employees into their 401(k) accounts.

Target SRP	A supplemental defined benefit pension benefit plan that provides a competitive retirement package by extending retirement benefits without regard to statutory limitations under tax-qualified plans.	In 2017, the Committee decided to close the Target SRP to new participants and replaced the Target SRP with the SDCRP for individuals who became eligible after December 31, 2016. Messrs. Gliebe, Schlemmer and Avampato are our only NEOs that participate in the Target SRP.

SDCRP	A supplemental defined contribution plan that provides a competitive retirement package through annual contributions to eligible participants’ accounts.	In 2019, Messrs. Gliebe, Schlemmer and Avampato were our only NEOs who did not participate in the SDCRP.

Disability Benefits	Provides short-term disability benefit in the form of up to six months of base salary replacement. Provides long-term disability benefit of 60% of base salary.

Life Insurance	We provide our NEOs with Company-paid term life insurance.	The premiums paid for each of our NEOs for this life insurance in 2019 are included below in the “Summary Compensation Table for Fiscal Years 2017-2019” in the column entitled “All Other Compensation.” We do not provide a tax gross up in connection with this benefit.
Perquisites	Each of the NEOs had use of a company car for business and personal travel. We also pay for annual medical physicals for our NEOs. In 2019, we also reimbursed Mr. Pinkham for relocation expenses and legal fees relating to the preparation of his employment agreement.

In connection with Mr. Pinkham’s election as our Chief Executive Officer in 2019, the Committee approved a cash signing bonus equal to $133,000 to compensate him for forfeitures of certain incentive compensation awards upon leaving his prior employer. This signing bonus is subject to a pro-rata repayment obligation if, within two years of his start date, Mr. Pinkham resigns without “good reason” or is terminated by the Company for “cause” (as those terms are defined in his employment agreement).

Executive Stock Ownership Requirements

To underscore the importance of linking executive compensation and shareholder interests, we have implemented stock ownership requirements for certain executives, including our NEOs. Executives subject to these stock ownership requirements must own a certain dollar value amount of stock before they are permitted to sell shares (other than shares sold to pay option exercise prices or shares sold or surrendered to cover taxes). Executives who sell shares in violation of these requirements may be ineligible for future long-term incentive awards. The stock ownership policy requires the following levels of ownership:

Position	Ownership Required as Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer and Chief Operating Officer(1)	3x
Other Executive Officers	1x

(1)	As previously disclosed, effective with the retirement of Mr. Schlemmer and consistent with a reorganization of our leadership team, we eliminated the Chief Operating Officer position effective January 31, 2020.

Each of our NEOs are in compliance with this policy either because they own the target value of stock or because they have not sold shares.

Policy Against Hedging and Pledging Transactions

We have adopted a policy prohibiting our employees, including our NEOs, and our directors from trading in puts, calls and other derivative securities relating to our common stock. The prohibition includes the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock, whether or not such instruments are classified as derivative securities. We also prohibit our employees, including our NEOs, and directors from pledging shares of our common stock that he or she owns as collateral to secure personal loans or other obligations under our Insider Trading Policy.

Employment Agreements and Severance and Change in Control Benefits

As previously disclosed, in fiscal 2019, in connection with the election of Mr. Pinkham to succeed Mr. Gliebe as our Chief Executive Officer effective April 1, 2019, we entered into an employment agreement with him that provides for severance benefits upon certain terminations of employment. The terms of Mr. Pinkham’s employment agreement are described below under the heading “Potential Payments Upon Termination or Change in Control – Employment Agreement.” In addition, we have entered into change in control and termination agreements with Messrs. Pinkham, Rehard, Schlemmer, Valentyn and Avampato.

As previously disclosed, in connection with the announcement of Mr. Gliebe’s retirement in fiscal 2018, we entered into a retirement agreement with him. Mr. Gliebe’s retirement agreement is described below under the heading “Potential Payments Upon Termination or Change in Control – Retirement Agreements.”

As previously disclosed, in connection with the announcement of Mr. Schlemmer’s retirement in fiscal 2020, we entered into a retirement agreement with him. Mr. Schlemmer’s retirement agreement is described below under the heading “Potential Payments Upon Termination or Change in Control – Retirement Agreements.”

Other than the employment agreement with Mr. Pinkham, the retirement agreement with Mr. Gliebe, and the retirement agreement with Mr. Schlemmer we had no employment agreements with any of our NEOs that provided benefits prior to a change in control of our Company. The Committee believes the employment agreement with Mr. Pinkham, the retirement agreement with Mr. Gliebe, the retirement agreement with Mr. Schlemmer, and the change in control and termination benefits under the change in control and termination agreements and our equity incentive plans, are consistent with the Committee’s overall objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies.

The purpose of the employment agreement with Mr. Pinkham is to provide clarity concerning the terms and conditions of Mr. Pinkham’s employment as our Chief Executive Officer and the benefits he would receive upon certain terminations of employment, and to ensure that Mr. Pinkham will be subject to our confidentiality and restrictive covenant agreements.

The purpose of the retirement agreement with Mr. Gliebe was to ensure an orderly and successful transition and provide an appropriate retention incentive for Mr. Gliebe to continue to lead our company until his successor was appointed.

The purpose of the retirement agreement with Mr. Schlemmer is to ensure an orderly and successful transition of his duties and provide an appropriate retention incentive for Mr. Schlemmer to continue to serve as our Chief Operating Officer until his retirement.

The purpose of the change in control and termination benefits under the change in control and termination agreements and our equity incentive plans is to focus our NEOs on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change in control.

All of our change in control agreements contain “double trigger” provisions, which means that, for an NEO to receive severance benefits under the agreement, in addition to the change in control there must be some adverse change in the circumstances of the NEO’s employment. The Committee selected the triggering events for change in control and termination benefits to our NEOs based on its judgment that these events were likely to result in the job security distractions and retention concerns described earlier in this paragraph.

Other than the employment agreement with Mr. Pinkham and the change in control and termination agreements described above, we have no formal severance program in place for our NEOs.

The Committee has adopted a policy eliminating tax gross-ups from all new change in control and termination agreements that we enter into with our NEOs. This policy was applied to the change in control and termination agreements entered into with Messrs. Pinkham, Rehard, Schlemmer, Valentyn and Avampato, which contain no tax gross-ups.

Tax Considerations

Code Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to covered employees, generally including our NEOs.  Because many different factors influence a well-rounded, comprehensive and competitive executive compensation program, we reserve the right to award compensation to our NEOs in excess of $1 million regardless of the potential loss of tax deductibility if the Committee believes such compensation is suitable to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, our NEOs.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for each of our NEOs: (1) the dollar value of base salary and annual cash incentive earned during the years indicated; (2) the full grant date fair value of RSUs, SARs and PSUs granted during the years indicated, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718; (3) the dollar value of earnings for services pursuant to awards granted during the indicated year under non-equity incentive plans; (4) the change in pension value and non-qualified deferred compensation earnings during the years indicated; (5) all other compensation for the years indicated; and (6) the dollar value of total compensation for the years indicated. Our NEOs are our Chief Executive Officer, our former Chairman and Chief Executive Officer, our Vice President, Chief Financial Officer, and each of our three other most highly compensated executive officers as of December 28, 2019, the last day of our most recent fiscal year. In accordance with the rules of the SEC, the table includes information for the fiscal years ended December 30, 2017, December 29, 2018 and December 28, 2019.

SUMMARY COMPENSATION TABLE for Fiscal YEARs 2017-2019

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compens ation ($)	Change in Pension Value and Non- qualified Deferred Compensat ion Earnings ($)(5)	All Other Compens ation ($)(6)	Total ($)
Louis V. Pinkham Chief Executive Officer(7)	2019	712,500	133,000	3,777,439	1,104,954	314,921	0	347,401	6,390,215
Mark J. Gliebe	2019	350,000	0	0	0	0	1,701,868	15,114	2,066,982
Fmr. Chairman and Chief	2018	995,000	0	2,876,286	1,506,712	1,200,000	424,673	81,933	7,084,604
Executive Officer(8)	2017	973,750	0	2,905,640	1,496,003	1,147,776	1,310,920	32,339	7,866,428
Robert J. Rehard	2019	462,500	0	574,673	305,803	150,000	0	80,079	1,573,055
Vice President,	2018	350,000	0	321,474	167,665	175,000	0	54,211	1,068,350
Chief Financial Officer
Jonathan J. Schlemmer	2019	630,000	0	1,309,114	441,773	228,600	657,041	27,945	3,294,473
Fmr. Chief Operating Officer(9)	2018	612,500	0	786,566	412,058	553,500	268,075	23,802	2,656,501
	2017	601,250	0	811,734	418,438	501,908	406,101	18,776	2,758,207
Thomas E. Valentyn	2019	424,375	0	382,463	204,216	102,600	0	72,560	1,186,214
Vice President, General	2018	405,000	0	384,653	200,630	249,000	0	71,323	1,310,606
Counsel and Secretary	2017	356,250	0	331,209	170,173	219,600	0	79,318	1,156,550
John M. Avampato	2019	387,500	0	216,872	115,653	78,000	292,929	26,133	1,117,087
Vice President, Chief Information Officer

(1)	The salary amounts shown in the table reflect amounts actually earned during the year, rather than the annual base salary rates in effect any point in time.

(2)	The bonus amount reflects a signing bonus granted to Mr. Pinkham in connection with his election as Chief Executive Officer.

(3)	These amounts reflect the full grant date fair value of the RSU awards and PSU awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718, Compensation-Stock Compensation. In the case of PSUs, the amounts shown are based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718 as follows: Mr. Pinkham – $1,050,075; Mr. Gliebe — $0; Mr. Rehard -- $290,690; Mr. Schlemmer --$419,015; Mr. Valentyn -- $192,488; and Mr. Avampato -- $109,154. The values of the PSUs at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr. Pinkham – $2,008,436; Mr. Gliebe — $0; Mr. Rehard -- $556,308; Mr. Schlemmer – $801,738; Mr. Valentyn – $368,145; and Mr. Avampato – $208,616. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the stock awards for 2019, 2018 and 2017 are included under the caption “Shareholders’ Equity” in Note 10 of the Notes to Consolidated Financial Statements in the 2019, 2018 and 2017 Annual Reports on Form 10-K, and such information is incorporated herein by reference.

(4)	These amounts reflect the full grant date fair value of all option awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the stock awards for 2019, 2018 and 2017 are included under the caption “Shareholders’ Equity” in Note 10 of the Notes to Consolidated Financial Statements in the 2019, 2018 and 2017 Annual Reports on Form 10-K, and such information is incorporated herein by reference.

(5)	The values shown are not current cash benefits, but rather actuarial calculations of the change in the accumulated benefit obligations under the Target SRP. Mr. Gliebe had 38 years of credited service with our Company under the Target SRP. We do not pay above market earnings under the SDCRP, and as such, no accumulated benefits under such plan are included in this table, consistent with SEC rules.

(6)	The amounts shown include payments for personal benefits and for the other items identified in the following sentences. We provide a modest level of personal benefits to NEOs. These personal benefits in 2019 included use of a company car and spousal travel on the corporate aircraft in connection with business travel by the NEO and, for Mr. Pinkham, $ 179,941 in reimbursement to cover the cost of his expenses relating to his relocation and $23,438 in reimbursement to cover the cost of his legal fees relating to the preparation of his employment agreement. Other items included in this column for 2019 included the payment of life insurance premiums, the cost of annual executive physicals and Company contributions to the NEOs’ 401(k) plan accounts and, for Messrs. Pinkham, Rehard and Valentyn, our contributions to their SDCRP accounts.

(7)	Mr. Pinkham was appointed Chief Executive Officer effective April 1, 2019.

(8)	Mr. Gliebe resigned from the role of Chief Executive Officer effective March 31, 2019 and retired from our Company effective June 30, 2019.

(9)	Mr. Schlemmer retired from our Company effective January 31, 2020.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that the Committee made to our NEOs during fiscal 2019, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a NEO during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about these awards. Non-equity incentive plan awards are awards that are not subject to ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period.

GRANTS OF PLAN-BASED AWARDS TABLE for Fiscal 2019

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	GrantDate	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Louis V. Pinkham	5/8/2019	4/29/2019				0	12,275	24,550				1,050,075
	5/8/2019	4/29/2019							13,100			1,026,254
	5/8/2019	4/29/2019								53,025	81.81	1,104,954
			0	1,045,000	2,090,000
	4/1/2019	3/11/2019							20,911			1,701,110

Mark J. Gliebe	--	--				--	--	--				--
	--	--							--			--
	--	--								--	--	--
			0	0	0

Robert J. Rehard	5/8/2019	4/29/2019				0	3,400	6,800				290,690
	5/8/2019	4/29/2019							3,625			283,983
	5/8/2019	4/29/2019								14,675	81.81	305,803
			0	375,000	750,000

Jonathan J. Schlemmer	5/8/2019	4/29/2019				0	4,900	9,800				419,015
	5/8/2019	4/29/2019							11,362			890,099
	5/8/2019	4/29/2019								21,200	81.81	441,773
			0	571,500	1,143,000

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Date of Committee Action	Threshold ($)	Target($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Thomas E. Valentyn	5/8/2019	4/29/2019				0	2,250	4,500				192,488
	5/8/2019	4/29/2019							2,425			189,975
	5/8/2019	4/29/2019								9,800	81.81	204,216
			0	256,500	513,000

John M. Avampato	5/8/2019	4/29/2019				0	1,275	2,550				109,154
	5/8/2019	4/29/2019							1,375			107,718
	5/8/2019	4/29/2019								5,550	81.81	115,653
			0	195,000	390,000

(1)	These columns reflect the estimated future payouts at the time these awards were granted under the ICP, based on the base salaries that become effective on April 1, 2019. The amounts earned under these awards based on performance during fiscal year 2019 are shown in the “Non-Equity Incentive Compensation” column for fiscal year 2019 in the Summary Compensation Table.

(2)	These columns show the range of potential payouts for the PSUs that we described in the section titled “The Elements of Total Compensation – Long-Term Incentives” in the Compensation Discussion and Analysis. The number of PSUs that are earned, if any, will be based on performance for fiscal years 2019 to 2021 and will be determined after the end of fiscal year 2021.

(3)	The amounts shown in this column reflect the number of RSUs we granted to each NEO pursuant to our 2018 Plan.

Equity Incentive Plan Awards

As reflected in the tables above, the Committee granted equity-based awards to our NEOs in 2019. The Committee granted these awards under our 2018 Plan. Our equity incentive plans are administered by the Committee with respect to key employee participants, and the Committee generally has the authority to set the terms of awards under the plans except to the extent the plans specify such terms.

Effective May 2019, the Committee awarded the RSUs with an effective grant date of May 8, 2019 indicated in the table above under our 2018 Plan. Pursuant to its practice of granting equity-based awards only during an “open window” period following the release of our quarterly or annual financial results, the Committee awarded these RSUs with an effective grant date at the beginning of the first open window period following the Committee’s action. These RSUs had a grant date fair value determined pursuant to ASC Topic 718. All of these RSUs remain subject to forfeiture for three years following the date of grant. The Committee also awarded the RSUs with an effective grant date of April 1, 2019 indicated in the table above under our 2018 Plan to Mr. Pinkham in connection with his election as our Chief Executive Officer. These RSUs had a grant date fair value determined pursuant to ASC Topic 718. These RSUs will vest one-third on each of the first, second and third anniversaries of the date of grant.

The Committee also granted the SARs shown in the table above under our 2018 Plan at a per share base price of $81.81. Pursuant to its practice of granting equity-based awards only during an “open window” period following the release of our quarterly or annual financial results, the Committee awarded these SARs with an effective grant date of May 8, 2019, which was the beginning of the first open window period following the Committee’s action. The base price of the SARs equals the closing market price of a share of our common stock on the date of grant. The SARs vest and become exercisable over a five-year period, with 40% vesting on the second anniversary of the grant date and 20% vesting on each of the third, fourth and fifth anniversaries of the grant date. The SARs will expire on May 8, 2029.

The Committee also granted the PSUs shown in the table above under our 2018 Plan. The Committee approved the performance goals and maximum potential values for the awards in early 2019, and determined the final terms for the grants in April 2019. The PSUs have a three-year performance period, from fiscal year 2019 to fiscal year 2021, and will be earned or forfeited based on performance metrics of total shareholder return relative to our peer group and return on invested capital.

Awards under our 2018 Plan and any rights under such awards are generally not assignable, alienable, saleable or transferable by participants.

Incentive Compensation Plan Cash Awards

As reflected in the non-equity incentive columns of the tables above, our NEOs participated in the ICP, which is designed to promote the maximization of shareholder value over the long term, during fiscal 2019. The ICP provides annual cash incentive opportunities to our NEOs if the Company meets or exceeds certain financial target metrics during the fiscal year. Company performance above target earns an annual cash incentive more than the target annual cash incentive while Company performance below target earns an annual cash incentive less than the target annual cash incentive. Under the ICP, the annual cash incentives earned up to 100% of the target amount are fully paid in cash following the end of that year.

Annual cash incentive amounts earned above 100% of the target amount are paid in installments, with one-third of the above-target amount being paid to the participant in cash after the end of each of the following three years, as long as the NEO’s employment with us has not been voluntarily terminated (other than upon retirement) or terminated for cause. We do not credit participants with interest on amounts subject to payment in installments.

Supplemental Retirement Plans

The column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table includes amounts attributable to the change in the actuarial present value of the respective accumulated benefits under the Target SRP for each of the NEOs.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding stock options, SARs and other equity-based awards held by our NEOs on December 28, 2019, including the number of shares underlying both exercisable and unexercisable portions of each stock option and SAR as well as the exercise or grant price and expiration date of each outstanding option and SAR.

Outstanding Equity Awards at Fiscal 2019 Year-end

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Louis V. Pinkham(4)	0	53,025	(5)	81.81	5/8/2029
							34,011		2,905,220	24,550	2,097,061
Mark J. Gliebe	0	0		--	--
							0		0	0	0
Robert J. Rehard	1,640	410	(6)	78.15	5/12/2025
	1,899	1,266	(7)	57.43	5/11/2026
	826	1,239	(8)	80.70	5/10/2027
	0	7,375	(9)	77.60	5/9/2028
	0	14,675	(10)	81.81	5/8/2029
							6,329	(11)	540,623	10,700	913,994
Jonathan J. Schlemmer (12)	16,200	0		64.99	5/2/2023
	14,800	0		75.76	5/7/2024
	14,140	3,535	(13)	78.15	5/12/2025
	16,500	11,000	(14)	57.43	5/11/2026
	7,180	10,770	(15)	80.70	5/10/2027
	0	18,125	(16)	77.60	5/9/2028
	0	21,200	(17)	81.81	5/8/2029
							21,612	(18)	1,846,097	19,300	1,648,606
Thomas E. Valentyn	5,370	3,580	(19)	57.43	5,11	/2026
	2,920	4,380	(20)	80.70	5/10/2027
	0	8,825	(21)	77.60	5/9/2028
	0	9,800	(22)	81.81	5/8/2029
							7,025	(23)	600,076	9,150	781,593
John M. Avampato	6,000	0		72.29	5/4/2021
	6,500	0		63.56	5/3/2022
	3,875	0		64.99	5/2/2023
	3,600	0		75.76	5/7/2024
	3,600	900	(24)	78.15	5/12/2025
	4,095	2,730	(25)	57.43	5/11/2026
	1,780	2,670	(26)	80.70	5/10/2027
	0	4,700	(27)	77.60	5/9/2028
	0	5,550	(28)	81.81	5/8/2029
							3,975	(29)	339,545	5,000	427,100

(1)	Exercisable stock options are vested. Unexercisable stock options vest as noted.

(2)	RSUs vest as noted. PSUs are shown in the table at their maximum levels. For the PSUs granted in fiscal year 2018, performance through the end of fiscal year 2019 was below the target level, but it is possible that an amount above the target could be earned in the performance period. For the PSUs granted in fiscal year 2019, performance through the end of fiscal year 2019 was below the target level. As of the last day of fiscal year 2019, PSUs were eligible to be earned as follows: For Mr. Pinkham: 24,550 units were eligible to be earned based on performance through the end of fiscal year 2021. For Mr. Rehard: 3,900 units were eligible to be earned based on performance through the end of fiscal year 2020 and 6,800 units were eligible to be earned based on performance through the end of fiscal year 2021. For Mr. Schlemmer: 9,500 units were eligible to be earned based on performance through the end of fiscal year 2020 and 9,800 units were eligible to be earned based on performance through the end of fiscal year 2021. For Mr. Valentyn: 4,650 units were eligible to be earned based on performance through the end of fiscal year 2020 and 4,500 units were eligible to be earned based on performance through the end of fiscal year 2021. For Mr. Avampato: 2,450 units were eligible to be earned based on performance through the end of fiscal year 2020 and 2,550 units were eligible to be earned based on performance through the end of fiscal year 2021.

(3)	Based on $85.42 per share closing price of our common stock on the New York Stock Exchange on the last trading day of our fiscal year 2019.

(4)	The vesting of Mr. Pinkham’s equity-based awards shown in this table is subject to the provisions of his employment agreement, which is described under the heading “Potential Payments on a Termination or Change in Control—Employment Agreement.”

(5)	These SARs vest with respect to 21,210 shares on 5/8/2021 and 10,605 shares on each of 5/8/2022, 5/8/2023 and 5/8/2024.

(6)	These SARs vest with respect to 410 shares on 5/12/2020.

(7)	These SARs vest with respect to 633 shares on each of 5/11/2020 and 5/11/2021.

(8)	These SARs vest with respect to 413 shares on each of 5/10/2020, 5/10/2021 and 5/10/2022.

(9)	These SARs vest with respect to 2,950 shares on 5/9/2020 and 1,475 shares on each of 5/9/2021, 5/9/2022 and 5/9/2023.

(10)	These SARs vest with respect to 5,870 shares on 5/8/2021 and 2,935 shares on each of 5/8/2022, 5/8/2023 and 5/8/2024.

(11)	579 shares vest on 5/10/2020; 2,125 shares vest on 5/9/2021; and 3,625 shares vest on 5/8/2022.

(12)	As described below under the heading “Potential Payments Upon Termination or Change in Control – Retirement Agreements,” in connection with Mr. Schlemmer’s retirement on January 31, 2020, he received a cash payment equal to 2/3rds of the acceleration value of his outstanding and unvested equity-based awards.

(13)	These SARs vest with respect to 3,535 shares on 5/12/2020.

(14)	These SARs vest with respect to 5,500 shares on each of 5/11/2020 and 5/11/2021.

(15)	These SARs vest with respect to 3,590shares on each of 5/10/2020, 5/10/2021 and 5/10/2022.

(16)	These SARs vest with respect to 7,250 shares on 5/9/2020 and 3,625 shares on each of 5/9/2021, 5/9/2022 and 5/9/2023.

(17)	These SARs vest with respect to 8,480 shares on 5/8/2021 and 4,240 shares on each of 5/8/2022, 5/8/2023 and 5/8/2024.

(18)	5,025shares vest on 5/10/2020; 5,225 shares vest on 5/9/2021; and 11,362 shares vest on 5/8/2022.

(19)	These SARs vest with respect to 1,790 shares on each of 5/11/2020 and 5/11/2021.

(20)	These SARs vest with respect to 1,460 shares on shares on each of 5/10/2020, 5/10/2021 and 5/10/2022.

(21)	These SARs vest with respect to 3,530 shares on 5/9/2020 and 1,765 shares on each of 5/9/2021, 5/9/2022 and 5/9/2023.

(22)	These SARs vest with respect to 3,920 shares on 5/8/2021 and 1,960 shares on each of 5/8/2022, 5/8/2023 and 5/8/2024.

(23)	2,050 shares vest on 5/10/2020; 2,550 shares vest on 5/9/2021; and 2,425 shares vest on 5/8/2022.

(24)	These SARs vest with respect to 900 shares on 5/12/2020.

(25)	These SARs vest with respect to 1,365 shares on each of 5/11/2020 and 5/11/2021.

(26)	These SARs vest with respect to 890 shares on each of 5/10/2020, 5/10/2021 and 5/10/2022.

(27)	These SARs vest with respect to 1,880 shares on 5/9/2020 and 940 shares on each of 5/9/2021, 5/9/2022 and 5/9/2023.

(28)	These SARs vest with respect to 2,220 shares on 5/8/2021 and 1,110 shares on each of 5/8/2022, 5/8/2023 and 5/8/2024).

(29)	1,250 shares vest on 5/10/2020; 1,350 shares vest on 5/9/2021; and 1,375 shares vest on 5/8/2022.

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options and SARs exercised and the stock awards that vested during the last fiscal year for each of our NEOs on an aggregate basis.

OPTION EXERCISES AND STOCK VESTED for Fiscal 2019

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Louis V. Pinkham	0	0	0	0
Mark J. Gliebe	620,200	7,088,776	99,005	8,032,112
Robert J. Rehard	0	0	1,353	108,700
Jonathan J. Schlemmer	48,500	799,125	11,752	944,156
Thomas E. Valentyn	0	0	3,825	307,301
John M. Avampato	12,000	339,660	2,915	234,191

Retirement Benefits

Pension Benefits

The following table sets forth the actuarial present value of the accumulated benefit under each non-tax-qualified defined benefit plan for Messrs. Gliebe, Schlemmer and Avampato, assuming benefits are paid at normal retirement age based on current levels of compensation. Messrs. Pinkham, Rehard and Valentyn do not participate in any non-tax-qualified defined benefit plan. The valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of our NEOs included in the table below are included under the caption “Retirement and Post-Retirement Plans” in Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 28, 2019 and such information is incorporated herein by reference. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in our audited financial statements for the year ended December 28, 2019. The table also reports any pension benefits paid to each NEO during the year.

PENSION BENEFITS for Fiscal 2019

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark J. Gliebe	Target SRP (non-qualified)	37.25	13,324,699 (1)	922,306
Jonathan J. Schlemmer	Target SRP (non-qualified)	11	2,487,494	0
John M. Avampato	Target SRP (non-qualified)	14	1,431,760	0

(1)	In addition to the 14.25 years that Mr. Gliebe was employed by us, he was credited under the Target SRP with the 23 years for which he had credit under his previous employer’s retirement plan. When Mr. Gliebe’s benefits are paid under the Target SRP, we will deduct from the benefit owed to Mr. Gliebe those amounts paid by his previous employer under the previous employer’s retirement plan.

Target SRP

Each of Messrs. Gliebe, Schlemmer and Avampato participate in the Target SRP. The Target SRP limits participants to officers and other key employees selected by the Committee who were eligible as of December 31, 2016, the date that the Target SRP was closed to new entrants. The purpose of the Target SRP is to provide replacement income for NEOs which is comparable, on a percentage basis, to the retirement income that other employees are entitled to receive and to provide competitive retirement benefits as compared to our peer group of companies. The Target SRP does this by supplementing retirement income which is lost to higher paid employees due to Social Security caps and limits on income considered for our qualified retirement plans. Under the Target SRP, participants are entitled, upon retirement, to receive a target supplemental retirement benefit. This benefit ensures that a participant receives an annual pension benefit that provides up to a maximum of 60% of compensation replacement by paying a benefit that is equal to two percent of the participant’s average annual earnings, which is comprised of the participant’s base salary (including any base salary that the participant waived) and target annual cash incentives, including annual cash incentives pursuant to the ICP or former SVA Cash Incentive Plan, during the final five years of service with our Company, multiplied by the participant’s years of service with our Company (up to a maximum of 30 years), less the participant’s Social Security retirement benefit. For Mr. Gliebe, the monthly pension benefit payable under the Target SRP is reduced by the amount payable to Mr. Gliebe under his previous employer’s retirement plan. For Mr. Schlemmer, the monthly pension benefit payable under the Target SRP is reduced by the amount payable to Mr. Schlemmer under the Management Supplemental Retirement Plan (discussed below).

To be eligible to receive benefits under the Target SRP upon termination, a participant must have been eligible to participate in the plan as of December 31, 2016, and either have a minimum of 10 years of continuous service and reached the age of at least 58 or have reached the age of 65. The Committee has discretion to grant additional years of service and/or revise the retirement age requirement for a participant to qualify for benefits. Mr. Avampato is currently eligible to receive benefits under the Target SRP because he has at least 10 years of continuous service and has reached the age of at least 58.

Management Supplemental Retirement Plan

Prior to April 10, 2012, Mr. Schlemmer did not participate in the Target SRP. Instead, he participated in a plan that was designed to provide a supplemental retirement income benefit for certain employees who were disadvantaged by the freezing of the Marathon Electric Salaried Employees’ Pension Plan at the end of 2008 (the “Management Plan”). The Management Plan supplemented retirement income which was lost as a result of the freezing of the Marathon Electric Salaried Employees’ Pension Plan. Under that plan, eligible participants are entitled to receive a target supplemental retirement benefit that is equal to a specified percent (0.6743% in the case of Mr. Schlemmer) of the participant’s final average annual earnings, which is the average of the participant’s annual base salary during the final five years of service with our Company, multiplied by the participant’s years of service with our Company on and after January 1, 2009 (up to a maximum of 30 years).

A participant may be eligible to receive benefits under the Management Plan upon the earliest to occur of (i) completion of a minimum of 7 years of vesting service, (ii) completion of a minimum of 10 years of vesting service and having reached the age of at least 58, (iii) having reached the age of 65, or (iv) becoming disabled. Certain participants, including Mr. Schlemmer, receive credit for years of vesting service completed with our Company and with their previous employer, General Electric Company. The Committee has discretion to grant additional years of vesting service and/or revise the retirement age requirement for a participant to qualify for benefits, which discretion has never been exercised.

On April 10, 2012, the Committee approved the participation by Mr. Schlemmer in the Target SRP. To reflect his earlier participation in the Management Plan, the monthly pension benefit payable to Mr. Schlemmer under the Target SRP will be reduced by the amount payable to him under the Management Plan. This reduction is reflected in the terms of the Participation Agreement that Mr. Schlemmer executed in connection with his participation in the Target SRP.

Nonqualified Defined Contribution Retirement Benefits

The table below sets forth information regarding benefits Messrs. Pinkham, Rehard and Valentyn have earned under our SDCRP. The SDCRP replaced the Target SRP for officers who become eligible to receive supplemental retirement benefits after December 31, 2016. Messrs. Pinkham, Rehard and Valentyn are the only NEOs who are currently eligible to participate in the SDCRP. Under the terms of the SDCRP, we make annual contributions to eligible participants’ accounts. The amount of the annual Company contribution is calculated as a percentage of total target cash compensation (which includes base salary plus the participant’s target ICP payout). The Company’s contribution percentage will vary based on years of service as an officer of the Company. The contribution percentages applicable to Messrs. Pinkham, Rehard and Valentyn are set forth in the following table:

Years of Service as an Officer of the Company	Company Contribution %
0-5	7% per year
6-10	10% per year
11+	12% per year

Participants can elect to invest contributions, with the Plan’s investment options being similar to the investment options under the Company’s 401(k) plan. Company contributions become vested upon the participant attaining age 58 with a minimum of 10 years of service to our Company. Effective in 2020, the SDCRP was amended to provide for full vesting after three years of service without regard to the participant’s age. Participants are not permitted to make contributions to their account under the plan; only the Company may make contributions.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2019

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)(1)	Aggregate earnings (losses) in last FY ($)	Aggregate withdrawals/distributions in last Fiscal Year ($)	Balance at Fiscal Year End ($)(2)
Louis V. Pinkham	SDCRP	--	139,650	--	--	139,650
Robert J. Rehard	SDCRP	--	61,250	9,085	--	107,085
Thomas E. Valentyn	SDCRP	--	47,880	17,391	--	150,145

(1)	The amounts shown in this column have previously been reported in the “All Other Compensation” column of the Summary Compensation Table for 2019

(2)	The amounts shown in this column include $139,650 for Mr. Pinkham, $98,000 for Mr. Rehard, and $136,360 for Mr. Valentyn that was previously reported in the Summary Compensation Table in any year.

Potential Payments on a Termination or Change in Control

Except for the employment agreement we entered into with Mr. Pinkham, the retirement agreement we entered into with Mr. Gliebe, and the retirement agreement we entered into with Mr. Schlemmer, we have no agreements with any of our NEOs that provide for any benefits prior to a change in control of our Company. We have, however, entered into agreements and maintain plans that require us to provide certain benefits to our NEOs if we undergo a change in control and if the employment of our NEOs terminates or is adversely affected under circumstances specified in the agreements and plans.

Employment Agreement

Under Mr. Pinkham’s employment agreement, Mr. Pinkham became Chief Executive Officer on April 1, 2019. The employment agreement provides that Mr. Pinkham is entitled to:

•	a base salary of $950,000 per year;

•	eligibility for an annual cash bonus based on the achievement of company performance goals, with a target award opportunity equal to 110% of base salary;

•	eligibility for annual equity awards, with his 2019 equity award having a grant value of $3.25 million;

•	relocation benefits;

•	participation in our other employee benefit plans, including the SDCRP, in accordance with the terms of such plans; and

•	reimbursement for reasonable legal fees that he incurred in negotiating the employment agreement, up to a maximum of $25,000.

In addition, to compensate Mr. Pinkham for forfeitures of certain incentive compensation awards upon leaving his prior employer, the employment agreement also provided that we would pay Mr. Pinkham a cash signing bonus equal to $133,000 (which is subject to a pro-rata repayment obligation if, within two years of his start date, Mr. Pinkham resigns without “good reason” or is terminated by us for “cause” (as such terms are defined in the employment agreement)) and grant him an RSU award with a grant value of approximately $1.75 million, which will vest in thirds over three years.

“Good reason” is defined in Mr. Pinkham’s employment agreement generally to include certain material reductions in his base salary or target bonus opportunity, certain relocations of his principal place of employment, any material breach by us of any agreement between us and Mr. Pinkham, or certain material, adverse changes in his position, authorities, duties, or responsibilities.

“Cause” is defined in Mr. Pinkham’s employment agreement generally to include certain willful and material failures to perform or instances of gross negligence; his willful and material failure to comply with any valid and legal directive of the Board; his engagement in certain acts of dishonesty, illegal conduct, or misconduct; his embezzlement, misappropriation, or fraud, or theft of company property; his conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; his material breach of any material obligation under any written agreement with us; or certain material failures to comply with material provisions of our written policies or rules.

Retirement Agreements

Under Mr. Gliebe’s retirement agreement, Mr. Gliebe resigned from the role of Chief Executive Officer on April 1, 2019, the effective date of the appointment of Mr. Pinkham to that role. For 90 days after his resignation as Chief Executive Officer, Mr. Gliebe continued in our employment as a full-time employee (the “Transition Period”), and his duties were to provide transition assistance to Mr. Pinkham. Mr. Gliebe’s employment with us automatically terminated at the end of the Transition Period (the “Retirement Date”). The Transition Period began on April 1, 2019 and ended on June 30, 2019.

The retirement agreement provided that Mr. Gliebe was to continue to receive his then current base salary through the start of the Transition Period. During the Transition Period, we paid Mr. Gliebe $100,000 of base salary compensation. Through the Retirement Date, Mr. Gliebe continued to be eligible to participate in our employee benefits plans, programs and arrangements. Following the Retirement Date, we paid to Mr. Gliebe his accrued but unpaid base salary and his accrued but unpaid vacation, and he was entitled to all vested benefits required to be paid under any qualified retirement, welfare or other benefit plan that we sponsor. Mr. Gliebe was entitled to receive retirement benefits under our Target SRP at the time of his retirement, in accordance with the terms of the Target SRP.

In addition to the salary and benefits discussed above, Mr. Gliebe received the following, in addition to other immaterial benefits, upon or following the Retirement Date:

•	accelerated and full vesting of all outstanding and unvested SARs and time-based vesting RSUs, with the SARs remaining exercisable until the earlier of the first anniversary of the Retirement Date or the expiration of the awards; and

•	pro rata vesting (based on number of days employed for the applicable performance period) of outstanding and unvested PSUs based on the level of achievement of the current performance goals applicable to the awards determined as of the Retirement Date.

In consideration of these various payments, Mr. Gliebe agreed to customary non-competition, non-solicitation and non-interference covenants and releases of claims.

Mr. Gliebe was also entitled to up to $50,000 in reimbursement to cover the cost of his legal fees relating to the preparation of the retirement agreement.

Under Mr. Schlemmer’s retirement agreement, Mr. Schlemmer resigned from the role of Chief Operating Officer on January 31, 2020, the effective date of Mr. Schlemmer’s retirement from our Company. The retirement agreement provided that Mr. Schlemmer was to continue to receive his then current base salary through January 31, 2020. Through January 31, 2020, Mr. Schlemmer, continued to be eligible to participate in our employee benefit plans, programs and arrangements. Mr. Schlemmer was also eligible to receive his annual incentive award for the 2019 annual performance period, consistent with the discretionary review that was undertaken pursuant to the terms of the award for other named executive officers. Mr. Schlemmer was not granted an annual incentive opportunity for any portion of the 2020 annual performance period. Mr. Schlemmer also was not granted any equity awards for 2020, and all of his outstanding equity awards that were unvested as of January 31, 2020 were forfeited, except as described below. Following January 31, 2020, we paid to Mr. Schlemmer his accrued but unpaid base salary and his accrued but unpaid vacation, and he was entitled to all vested benefits required to be paid under any qualified retirement, welfare or other benefit plan that we sponsor.

In addition to the salary and benefits discussed above, Mr. Schlemmer received the following, in addition to other immaterial benefits, upon or following January 31, 2020:

•	a one-time cash payment of $200,000;

•	accelerated vesting of 6,112 restricted stock units granted to Mr. Schlemmer in May 2019;

•	a cash payment equal to 2/3rds of the acceleration value, determined as of January 31, 2020, of Mr. Schlemmer’s other outstanding and unvested stock appreciation rights, performance share units and time-based vesting restricted stock units, the approximate value of which was $1,324,379; and

•	early retirement benefits under our Target SRP, in accordance with the terms of the Target SRP.

In consideration of these various payments, Mr. Schlemmer agreed to customary non-competition, non-solicitation and non-interference covenants and releases of claims. In addition, Mr. Schlemmer’s Key Executive Employment and Severance Agreement terminated as of January 31, 2020.

Termination of Employment Prior to a Change in Control

Under Mr. Pinkham’s employment agreement, he is entitled to receive severance benefits upon certain terminations of employment. Specifically, if we terminate Mr. Pinkham without cause or if he resigns for good reason, then he would be entitled to cash severance equal to:

•	two times the sum of his annual base salary plus his target annual incentive bonus if his employment terminates within two years of his start date, or

•	two times his annual base salary if his employment terminates after the second anniversary of his start date.

In addition, upon his termination by us without cause, by him for good reason, or as a result of his death or disability, Mr. Pinkham would be entitled to receive a pro-rata bonus for the year of termination and full vesting of his initial RSU award. To receive any of the severance benefits described in this paragraph (other than as a result of his death or disability), Mr. Pinkham would be required to sign a general release of claims against us. His employment agreement also provides that Mr. Pinkham will be subject to our confidentiality and restrictive covenant agreements.

Under our equity incentive plans, if a NEO’s employment with us terminates for any reason other than “cause,” all outstanding stock option and SAR awards generally expire on approximately the 90th day following the termination, and all unvested restricted stock and PSU awards are forfeited, subject, under certain circumstances, to exceptions permitted by the Committee. If a NEO’s employment is terminated for cause, restricted stock and PSU awards that have not vested are generally forfeited immediately, and each unexpired and uncancelled stock option or SAR award, to the extent not previously exercised, terminates immediately. “Cause” is defined under our equity incentive plans as (i) the participant’s commission of any felony; (ii) the participant’s fraud, dishonesty, theft, embezzlement, disclosure of trade secrets or confidential information; or (iii) other acts or omissions by the participant that result in a breach of any fiduciary duty the participant owes to us.

Change in Control without Termination of Employment

Other than the protections provided by our equity incentive plans and our employment agreement with Mr. Pinkham, we do not maintain any formal severance program for our NEOs outside of the context of a change in control of our Company. In the context of a change in control, however, our key executive employment and termination agreements with each of our NEOs (other than Mr. Gliebe, whose agreement expired in connection with his resignation from the role of Chief Executive Officer as of March 31, 2019) as well as our equity incentive plans require us to provide certain benefits to covered NEOs. The agreements also provide for enhanced benefits if the employment of the covered NEOs terminates in connection with a change in control of our Company. A change in control under our agreements with our NEOs and our existing equity incentive plans generally means any of the following: (i) a person or entity acquires 20% or more of our common stock; (ii) a change occurs in the composition of the board of directors that is not approved by at least two-thirds of the existing directors; (iii) our shareholders approve a merger, consolidation or share exchange other than one that would result in less than a 50% change in ownership of us as the surviving entity; or (iv) our shareholders approve a plan for our dissolution or liquidation.

Under our agreements with our NEOs, upon a change in control, we are required to cause all restrictions on any restricted stock awards made to the NEO prior to the change in control to lapse and to fully and immediately vest all stock options and SARs granted to the NEO prior to the change in control. We are also required, after the change in control, generally to maintain base salaries, fringe benefits and incentive compensation opportunities at a level equivalent to or higher than the level at which we provided such benefits prior to the change in control.

In the event of a change in control, awards granted under our 2018 Plan and our 2013 Equity Incentive Plan (the “2013 Plan”) are subject to “double-trigger” vesting in a change in control transaction, which means that, if the surviving entity in the transaction agrees to assume the awards, vesting continues and is accelerated only upon a termination of employment without cause or for good reason. If awards are not assumed, then vesting accelerates. Awards granted prior to fiscal year 2013 under our 2003 Equity Incentive Plan (the “2003 Plan”), and the 2007 Equity Incentive Plan (the “2007 Plan”), are subject to different treatment in a transaction that results in a change in control of our company. Under the 2003 Plan and the 2007 Plan, in the event of a change in control, any participant holding a stock option or SAR may exercise the option or SAR in full, even if the option was not otherwise exercisable, and has the right to receive, upon sixty days’ written notice to us after the change in control, cash equal to the excess of the change in control price of the shares covered under the surrendered option or SAR over the exercise or base price of the surrendered options or SARs. On the date of the change in control, any unvested restricted stock awards held by a participant under the 2003 Plan or the 2007 Plan vest in full and each participant has the right, upon sixty days’ written notice to us, to receive, in exchange for the surrender of the restricted stock awards, an amount of cash equal to the change in control price of the restricted stock awards.

If the change in control transaction would trigger the adjustment provisions of our existing equity incentive plans, because, under the 2003 Plan, it is a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares, or because, under the 2007 Plan, the 2013 Plan or our 2018 Plan, it is a merger, specified subdivision, combination or dividend of shares, a cash dividend meeting certain requirements, or other event that, in the judgment of the Board or the Committee requires an adjustment to prevent dilution or enlargement of the benefits under the 2007 Plan, the 2013 Plan or our 2018 Plan, the Committee or the Board may make appropriate adjustments to prevent dilution or enlargement of the benefits or potential benefits available under our equity incentive plans. Under the adjustment provision, the Committee may also determine a cash payment amount to be paid to the holder of any outstanding award in exchange for cancellation of all or a part of the award. However, under the 2003 Plan, if the event or transaction creates a change in control, then any such payment must be the greatest amount the participant could have received under the change in control provisions described above and, if the Committee determines it is necessary, each share subject to an award may be substituted by the number and kind of shares, other securities, cash or other property to which holders of our common stock are or will be entitled pursuant to the transaction.

Termination of Employment Connected to a Change in Control

The severance benefits provided under our agreements with our current NEOs are triggered if, during the period starting six months before and ending two years after a change in control of our Company, the NEO’s employment is terminated. If the NEO’s employment is terminated for cause, or as a consequence of death or disability, our obligations under the agreement are limited to the payment of amounts already earned, plus a prorated portion of any bonus, including annual cash incentives under the ICP, assuming the performance goal for such bonus had been attained. We may terminate the NEO for “cause” under these agreements if he (i) engages in intentional conduct not taken in good faith that has caused us demonstrable and serious financial injury, (ii) is convicted of a felony which substantially impairs the NEO’s ability to perform his duties, or (iii) willfully and unreasonably refuses to perform his duties or responsibilities.

If the NEO’s employment is terminated other than for cause or as a result of death or disability, or by the NEO with good reason, our full obligations under the agreement will be triggered. The NEO may terminate his employment with “good reason” under the agreements if:

•	we breach the terms of the agreement;

•	we reduce the NEO’s base salary, annual cash incentive opportunity or benefits;

•	we remove the NEO from positions within our Company;

•	the NEO determines in good faith that there has been a material adverse change in his working conditions or status;

•	we relocate the NEO; or

•	we require the NEO to travel 20% more frequently than prior to the change in control.

Under the agreements, the NEO will receive a termination payment that is equal to, in the case of Mr. Pinkham, three times or, in the case of Messrs. Rehard, Schlemmer, Valentyn and Avampato, two times the sum of (1) the NEO’s annual base salary then in effect (2) the higher of (i) the NEO’s annual cash incentive target bonus for the fiscal year of the termination, which includes annual cash incentive payments under the ICP, or (ii) the annual cash incentive received in the year prior to the change in control and (3) the value of all fringe benefits. None of the agreements with Messrs. Pinkham, Rehard, Schlemmer, Valentyn or Avampato contain a gross-up provision (i.e., a provision that provides for additional payments to the NEOs to compensate them for any excise taxes on payments related to the change in control that may be imposed on the NEOs under the Internal Revenue Code.

The NEO also will receive outplacement services and health and life insurance for up to two years and the reimbursement of certain accounting and legal fees related to calculating the tax impact of these payments. We will also waive any minimum years of service requirements with respect to supplemental retirement programs, including the Target SRP, and will make a payment equal to the value of any additional retirement benefits the NEO would receive if he had remained employed for, in the case of Mr. Pinkham, three years, or in the case of Messrs. Rehard, Schlemmer, Valentyn and Avampato, two years. The NEO will also be credited with, in the case of Mr. Pinkham, three years or, in the case of Messrs. Rehard, Schlemmer, Valentyn and Avampato, two years’ additional service under any post-retirement welfare benefit plan that we maintain. Finally, we will pay any performance awards granted under a long-term incentive plan at target as if all performance requirements were met, but offset by any amount paid upon the change in control under the same award. We do not currently maintain any long-term cash incentive plan and no awards are outstanding to our NEOs under any such plan.

Tables Summarizing Payments Upon Termination or Change in Control

The following tables describe the potential payments upon various events of termination and change in control. These tables assume that the triggering event or events occurred on December 28, 2019, the last day of our fiscal year, and the price per share of our common stock was $85.42, the closing market price on the last trading day prior to such date.

The following table sets forth certain information relating to the compensation of Mr. Pinkham, our Chief Executive Officer, upon a change in control of our Company and following a termination of Mr. Pinkham’s employment. As of December 28, 2019, Mr. Pinkham was not eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Annual Cash Incentive	-	314,921	-	-	314,921	314,921
ICP Annual Cash Incentive Deferred from Prior Years	-	-	-	-	-	-
Termination Payment	-	3,990,000	-	-	6,484,647	-
Target SRP	-	-	-	-	-	-
Restricted Stock
Unvested and Accelerated	-	-	-	2,905,220	2,905,220	2,905,220
Stock Appreciation Rights
Unvested and Accelerated	-	-	-	191,420	191,420	191,420
Performance Share Units
Unvested and Accelerated	-	-	-	2,097,061	2,097,061	689,445
Benefits and Perquisites:
Cash Payment Under Retirement Plans	-	-	-	-	-	-
Post-termination Health & Life Insurance	-	-	-	-	32,124	-
Life Insurance Proceeds(3)	-	-	-	-	-	250,000
Disability(4)	-	-	-	-	-	120,000
Accrued Vacation Pay	73,077	73,077	73,077	-	73,077	73,077
Accounting and Legal Services	-	-	-	-	15,000	-
Outplacement Services	-	-	-	-	95,000	-
280G Tax Cutback	-	-	-	-	-	-
Total:	73,077	4,377,998	73,077	5,193,701	12,208,470	4,544,083	(5)

(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.

(2)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.

(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table set forth certain information relating to the compensation of Mr. Rehard, our Vice President, Chief Financial Officer, upon a change in control of our Company and following a termination of Mr. Rehard’s employment. As of December 28, 2019, Mr. Rehard was not eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Annual Cash Incentive	-	150,000	-	-	150,000	150,000
ICP Annual Cash Incentive Deferred from Prior Years	-	-	-	-	-	-
Termination Payment	-	-	-	-	1,907,728	-
Target SRP	-	-	-	-	-	-
Restricted Stock
Unvested and Accelerated	-	-	-	540,623	540,623	540,623
Stock Appreciation Rights
Unvested and Accelerated	-	-	-	154,913	154,913	154,913
Performance Share Units
Unvested and Accelerated	-	-	-	957,900	957,900	957,900
Benefits and Perquisites:
Cash Payment Under Retirement Plans	-	-	-	-	-	-
Post-termination Health & Life Insurance	-	-	-	-	43,502	-
Life Insurance Proceeds(3)	-	-	-	-	-	250,000
Disability(4)	-	-	-	-	-	120,000
Accrued Vacation Pay	38,462	38,462	38,462	-	38,462	38,462
Accounting and Legal Services	-	-	-	-	15,000	-
Outplacement Services	-	-	-	-	50,000	-
280G Tax Cutback	-	-	-	-	-	-
Total:	38,462	188,462	38,462	1,653,436	3,858,128	2,211,898	(5)

(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.

(2)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.

(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation that Mr. Schlemmer, our former Chief Operating Officer who retired from our Company effective January 31, 2020, would have been entitled to receive upon a change in control of our Company and following a termination of Mr. Schlemmer’s employment occurring on December 28, 2019. The SEC’s regulations require disclosure of each of the potential scenarios listed below; however, the benefits Mr. Schlemmer actually received as a result of his retirement are described above under the heading “Potential Payments on a Termination or Change of Control – Retirement Agreements.” As of December 28, 2019, Mr. Schlemmer was not eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Annual Cash Incentive	-	228,600	-	-	228,600	228,600
ICP Annual Cash Incentive Deferred from Prior Years	-	-	-	-	-	-
Termination Payment	-	-	-	-	2,466,460	-
Target SRP	-	-	-	-	-	-
Restricted Stock
Unvested and Accelerated	-	-	-	1,846,097	1,846,097	1,846,097
Stock Appreciation Rights
Unvested and Accelerated	-	-	-	602,693	602,693	602,693
Performance Share Units
Unvested and Accelerated	-	-	-	2,413,115	2,413,115	1,583,198
Benefits and Perquisites:
Cash Payment Under Retirement Plans(3)	-	-	-	-	741,681	-
Post-termination Health & Life Insurance	-	-	-	-	42,542	-
Life Insurance Proceeds(4)	-	-	-	-	-	250,000
Disability(5)	-	-	-	-	-	120,000
Accrued Vacation Pay	48,846	48,846	48,846	-	48,846	48,846
Accounting and Legal Services	-	-	-	-	15,000	-
Outplacement Services	-	-	-	-	63,500	-
280G Tax Cutback	-	-	-	-	-	-
Total:	48,846	277,446	48,846	4,861,905	8,468,534	4,679,434	(6)

(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.

(2)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.

(3)	Reflects a cash payment that is equal to the value of additional retirement benefits that the NEO would have received if he remained employed with us for an additional two years.

(4)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(5)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(6)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Valentyn, our Vice President, General Counsel and Secretary, upon a change in control of our Company and following a termination of Mr. Valentyn’s employment. As of December 28, 2019, Mr. Valentyn was not eligible for either early retirement or normal retirement. Accordingly, the table omits terminations under those circumstances.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Annual Cash Incentive	-	102,600	-	-	102,600	102,600
ICP Annual Cash Incentive Deferred from Prior Years	-	-	-	-	-	-
Termination Payment	-	-	-	-	1,510,690	-
Target SRP	-	-	-	-	-	-
Restricted Stock
Unvested and Accelerated	-	-	-	600,076	600,076	600,076
Stock Appreciation Rights
Unvested and Accelerated	-	-	-	225,267	225,267	225,267
Performance Share Units
Unvested and Accelerated	-	-	-	1,093,376	1,093,376	704,401
Benefits and Perquisites:
Cash Payment Under Retirement Plans	-	-	-	-	-	-
Post-termination Health & Life Insurance	-	-	-	-	26,076	-
Life Insurance Proceeds(3)	-	-	-	-	-	250,000
Disability(4)	-	-	-	-	-	76,500
Accrued Vacation Pay	32,885	32,885	32,885	-	32,885	32,885
Accounting and Legal Services	-	-	-	-	15,000	-
Outplacement Services	-	-	-	-	42,750	-
280G Tax Cutback	-	-	-	-	-	-
Total:	32,885	135,485	32,885	1,918,719	3,648,720	1,991,729	(5)

(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.

(2)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.

(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

The following table sets forth certain information relating to the compensation of Mr. Avampato, our Vice President, Chief Information Officer, upon a change in control of our Company and following a termination of Mr. Avampato’s employment. As of December 28, 2019, Mr. Avampato was eligible for normal retirement.

Executive Benefits and Payments Upon Change in Control or Termination	Voluntary Termination/ Retirement	Involuntary Not for Cause Termination(1)	For Cause Termination	Change in Control without Termination	Involuntary or Good Reason Termination / Change in Control(2)	Death or Disability
Compensation:
Current Year ICP Annual Cash Incentive	-	78,000	-	-	78,000	78,000
ICP Annual Cash Incentive Deferred from Prior Years	-	-	-	-	-	-
Termination Payment	-	-	-	-	1,219,836	-
Target SRP	-	-	-	-	-	-
Restricted Stock
Unvested and Accelerated	-	-	-	339,545	339,545	339,545
Stock Appreciation Rights
Unvested and Accelerated	-	-	-	152,348	152,348	152,348
Performance Share Units
Unvested and Accelerated	-	-	-	1,151,035	1,151,035	1,163,523
Benefits and Perquisites:
Cash Payment Under Retirement Plans	-	-	-	-	-	-
Post-termination Health & Life Insurance	-	-	-	-	42,422	-
Life Insurance Proceeds(3)	-	-	-	-	-	250,000
Disability(4)	-	-	-	-	-	54,000
Accrued Vacation Pay	30,000	30,000	30,000	-	30,000	30,000
Accounting and Legal Services	-	-	-	-	15,000	-
Outplacement Services	-	-	-	-	39,000	-
280G Tax Cutback	-	-	-	-	-	-
Total:	30,000	108,000	30,000	1,642,928	3,067,186	2,067,416	(5)

(1)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason not in connection with a change in control of our Company.

(2)	Assumes the NEO’s employment is terminated by us without cause or by the NEO with good reason in connection with a change in control of our Company.

(3)	Life insurance death benefit payable only in event of death. The amount shown reflects only the enhanced death benefits over those offered to employees generally.

(4)	Disability benefit payable only in event of disability. The amount shown reflects only the enhanced disability benefits that would be payable to the NEO over the course of a year compared with the disability benefits to which non-executive officer salaried employees would receive over the same period.

(5)	The total amount shown is larger than the amount the NEO would receive on a termination of employment in the event of death or disability because it includes both amounts that would be payable only on death and amounts that would be payable only on disability.

Upon the retirement of Mr. Gliebe, our former Chairman and Chief Executive Officer, as of June 30, 2019 he received accelerated vesting of outstanding equity awards with an approximate value, based on the closing share price on the date of his retirement, of $5,967,694. Mr. Gliebe also received $50,000 in reimbursement to cover the cost of his legal fees relating to the preparation of his retirement agreement.

We set forth below a description of the facts and assumptions that we used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination.

Impact of Certain Terminations of Employment

Current Year ICP Annual Cash Incentive

Under the ICP, in the event of a termination of the NEO prior to payment, the NEO is not entitled to receive any portion of the ICP incentive, although the Committee may exercise its discretion to make a payment in the event the termination is due to retirement.

Stock Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights

Under our equity incentive plans, in the event of a termination for death, disability or retirement, other than in connection with a change in control, our Board generally has discretion to fully vest any unvested awards. The tables assume the Board exercises such discretion and fully vests the stock options, SARs, restricted stock and RSUs. In the event of a change in control, the NEO would be entitled to the vesting of all of the NEO’s then unvested stock options, SARs, restricted stock and RSUs, assuming that the acquirer does not choose to assume or replace the awards. The table assumes that all stock options, SARs, restricted stock and RSUs would vest (rather than being assumed by the acquirer) upon a change in control.

Performance Share Units

Under our equity incentive plans, in the event of a termination for death, all outstanding performance awards, including PSUs, will be paid following the end of the performance period based on achievement of the performance goals as if the participant had not died, but prorated based on the portion of the performance period completed at the time of death. In the event of a termination as a result of disability, all outstanding PSUs will be paid based on the degree to which the applicable performance goals have been attained, but prorated based on the portion of the performance period that the participant has completed at the time of termination. In the event of a termination due to retirement, our equity incentive plans provide that the Board generally has discretion to accelerate the vesting of any unvested PSUs, and for purposes of the above tables, we assumed that the Board exercised such discretion. Upon a change in control, unless the acquiring or surviving entity assumes or replaces the outstanding PSUs, all such units for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under the units if the performance goals measured at the time of the change of control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of the change of control. The tables assume the payment would be at target.

Life Insurance Proceeds

Life insurance proceeds are the death benefits on Company paid life insurance. No life insurance payments will be made in connection with a termination for disability.

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Impact of Change in Control Terminations

Except as otherwise noted, the following items apply only to a termination in the context of a change in control for Messrs. Pinkham, Rehard, Schlemmer, Valentyn and Avampato. We assume the termination is without cause or by the NEO with good reason. Further, we assume that the change in control and the NEO’s termination of employment both occurred on December 28, 2019, the last day of our fiscal year.

Supplemental Retirement Plans

In the event of a termination related to a change in control, we will waive the years of service requirement under the Target SRP. Amounts reported in the table reflect the present value of the accumulated benefit, using a two and eighty-two hundredths percent (2.82%) discount rate. Per the terms of the SDCRP, participants forfeit their account balance upon termination of employment prior to attaining age 58 with 10 years of service, except that the participant will become 100% vested in their account balance upon a termination due to death. Effective in 2020, the SDCRP was amended to provide for full vesting after three years of service without regard to the participant’s age. In addition, under the terms of Messrs. Pinkham’s, Rehard’s and Valentyn’s agreements, in the event they are terminated due to a change in control, they would become 100% vested in their SDCRP account balance.

Cash Payment Under Retirement Plans

The amounts relating to the cash payments under our retirement plans in the tables above reflect the cash payment that is equal to the value of additional retirement benefits that each NEO would have received if he remained employed with our Company for an additional three years, in the case of Mr. Pinkham, or two years, in the case of Messrs. Rehard, Schlemmer, Valentyn and Avampato.

Post-Retirement Health Care Benefits

The NEO will be covered under our health and life insurance for, in the case of Pinkham, three years or, in the case of Messrs. Rehard, Schlemmer, Valentyn and Avampato, two years, unless the NEO obtains equal or greater benefits from another employer. We have assumed the NEO will not obtain benefits from another employer.

Accounting and Legal Services

We are obligated to reimburse the NEO for up to $15,000 for accounting and legal services related to the calculation of the tax gross-up amount described below under “Section 280G Tax Gross-up or Cut Back.” The tables assume the entire amount is reimbursed to the NEO.

Outplacement

The NEO will be entitled to receive outplacement services up to the amount that is equal to ten percent (10%) of the NEO’s base salary. The tables assume the NEO will use the full amount of this benefit.

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Section 280G Cutback

Upon a change in control of our Company the NEO may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We adopted a policy prohibiting provisions for the reimbursement of excise taxes that are imposed under Section 280G and any income and excise taxes that are payable as a result of any reimbursement for Section 280G excise taxes in new change of control and severance agreements with executive officers, and this policy applied to the agreements we entered into with Mr. Avampato in November 2010, Mr. Schlemmer in May 2011, Mr. Valentyn in October 2016, Mr. Rehard in April 2018 and Mr. Pinkham in 2019. To address Section 280G, the agreements with Messrs. Pinkham, Schlemmer, Valentyn, Rehard and Avampato include a “best of” provision pursuant to which, if the amounts payable under the agreement or any other of our plans or agreements with the NEO would constitute an excess parachute payment and result in an excise tax being imposed on the NEO, then the NEO will receive either the full amount of such payments or a lesser amount such that no portion of the payments will be subject to the excise tax, whichever would result in the greater after-tax benefit to the NEO.

Non-Competition

As a condition to each NEO’s entitlement to receive the severance payments and other benefits described in this section, the NEO is required to execute a waiver of claims and be bound by the terms of a non-competition agreement which prohibits the NEO from working in a business that engages in substantial competition with us, for a period of one year from the NEO’s termination of employment. Our Board may waive this provision. In addition, as a condition to each NEO’s entitlement to participate in the ICP, the NEO must agree to certain non-competition restrictions.

Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission (the “SEC”) adopted a rule requiring annual disclosure of the ratio of the total annual compensation of the CEO to the median of the annual total compensation of all employees.  We are providing the following disclosure in compliance with such SEC rule.

We identified our median employee according to the following process. First, we examined the base salary or wages that we paid during 2019 to all our employees, whether full-time or part time, that we employed as of December 15, 2019. Our total numbers of U.S. and non-U.S. employees as of December 15, 2019 were 4,295 and 15,960, respectively. However, as allowed by the SEC rule, we excluded from our pay ratio analysis 561 employees located in Thailand and 263 employees located in Brazil under the de minimis exception. For employees residing outside the United States, we then converted their annual base salary into U.S. dollars using the average exchange rate for the compensation period. For employees with less than one year of service, we annualized their pay. We then identified a small sampling of employees that received base wages at or near the median base wage. From this sampling of similarly situated employees, we selected our representative median employee for purposes of calculating the ratio.

To arrive at the median employee’s total annual compensation, we added together all of the elements of such median employee’s compensation for 2019 in the same way that we calculate the annual total compensation of our NEOs in the Summary Compensation Table. We then compared such number to the total compensation of Mr. Pinkham, annualized as described below.

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As such, for the year ended December 28, 2019:

•	The annual total compensation of Mr. Pinkham was $6,730,794.

•	The annual total compensation of our median employee was $13,433.

•	Based on the above information, the ratio of the annual total compensation of Mr. Pinkham to the median of the annual total compensation of all other employees is estimated to be 501 to 1.

Mr. Pinkham was appointed Chief Executive Officer on April 1, 2019. To calculate the total compensation of our Chief Executive Officer for the pay ratio calculation, above, we annualized Mr. Pinkham’s compensation relative to the period that he was Chief Executive Officer. In annualizing Mr. Pinkham’s compensation, we used his annual base salary and annual incentive bonus for the time period in which he served as Chief Executive Officer, but we used his actual long-term compensation and all other compensation.

We compete on a global scale. The majority of our electric motor competitors are located and produce their products outside of the United States. Most of our electric motor manufacturing plants and approximately three-fourths of our employees are located outside of the United States, including our median employee referenced above, who is located in Mexico.

Although we operate on a worldwide basis, the form and amount of Mr. Pinkham’s annual total compensation is largely influenced by prevailing market practices in the United States, as is the compensation of our other U.S. employees. In addition, we are incorporated and headquartered in Wisconsin, and our common stock is traded on the New York Stock Exchange. For these reasons, we think that it is useful to understand the relationship between the annual total compensation of Mr. Pinkham and our median U.S. employee, who was identified by a similar process, using only U.S. employee base wages and determining annual total compensation. For the year ended December 28, 2019:

•	The annual total compensation of our median U.S. employee was $48,437.

•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of our U.S. employees is estimated to be 139 to 1.

Risk Assessment of Compensation Policies and Practices

We seek to design our compensation policies and practices to reflect a balanced approach between incentives to achieve short-term and longer-term objectives, both of which we believe will help us achieve sustained growth and success over the long term. While we recognize that the pursuit of our financial performance objectives and the link between the amount of compensation earned under our incentive arrangements and achievement of the objectives may lead to employee behavior that increases certain risks to our Company, we believe that we have designed our compensation programs and policies to mitigate these concerns and help to ensure that our policies and practices are consistent with our risk profile.

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Our Board relies on the Committee to address significant risk exposures facing the Company with respect to compensation, with appropriate reporting of these risks to be made to the full Board. The Committee, with the assistance of management and independent compensation consultants, periodically evaluates our compensation policies and practices to assess whether the risks arising from these policies and practices are likely to have a material adverse effect on our Company and to assess the effect on these risks of any changes to our enterprise risk profile. The Committee did not recommend or implement any material changes in 2019 as a result of its most recent assessment, but has identified or implemented the following measures, among others, that it believes serve to mitigate any risks arising from our compensation policies and practices:

•	We used sales growth, adjusted operating profit as a percentage of sales and working capital as a percentage of sales as the performance measures under our annual cash incentive plans for our executive officers and certain of our key non-executive officer employees in fiscal 2019 in part because these metrics tie rewards for participants to the operational performance and efficiency of our business as it is actually realized. We believe that, because these metrics tied directly to the financial performance of our business, they also tie ultimately to the creation of long-term shareholder value. By focusing on our operational performance and efficiency, our annual cash incentive plans have created incentives for prudent investments in assets that are capable of providing strong long-term returns.

•	We have capped payouts under our ICP cash incentive plan for our executive officers at 200% and any cash incentive amounts earned in a year above 100% of the target amount for the year are paid over time in installments, with one-third of the above-target amount being paid to the participant in cash after the end of each of the following three years, so long as the NEO has not voluntarily terminated his or her employment with us or has been terminated for cause. We believe that capping the maximum annual cash incentive and deferring over three years the payment of any cash incentive amounts earned above the target cash incentive value serve to limit participants’ incentives to take short-term or inappropriately risky measures to increase payouts in any given year.

•	Our SAR, RSU and PSU awards under our long-term incentive compensation arrangements are subject to five- and three-year vesting or performance periods, respectively, which we believe fosters employee retention and further helps to mitigate incentives to take short-term risks, while encouraging our employees to focus on our sustained growth over the long term. In addition, we have capped the payouts under the PSU awards at 200% of the target amount to limit participants’ incentives to take short-term or inappropriately risky measures to increase payouts in any given year.

•	We have implemented stock ownership guidelines for certain executives, including our NEOs, which we believe help to focus our executives on long-term stock price appreciation and sustainability.

•	We have adopted a clawback policy requiring us to recoup incentive compensation paid to our executive officers on the basis of financial results that are subsequently subject to a material restatement.

•	We have adopted a policy prohibiting our employees, including our NEOs, from trading in puts, calls and other derivative securities relating to our common stock. The prohibition includes the purchase of any financial instruments designed to hedge or offset any decease in the market value of our common stock. We also prohibit our employees, including our NEOs, from pledging common stock that he or she owns as collateral to secure personal loans or other obligations.

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In addition to the ICP annual cash incentive plan discussed above, we maintain revenue-based sales incentive compensation programs for certain of our non-executive officer employees at select business units or functions. The eligible employees are generally engaged in sales functions and our general philosophy regarding their compensation is to provide a portion of their compensation on a variable basis to create incentives for them to bring in new customers and/or increase sales to existing customers. We designed the programs to limit the risks that participants will seek to increase their payouts through low-quality sales or short-term revenue accompanied by long-term costs or additional risks by capping the amount of compensation participants may earn under the programs and by not giving the individual participants final authority over which sales are accepted. We monitor the programs periodically to determine whether our risk-management objectives are being addressed by these features and intend to modify the programs if necessary to reflect changes to our risk profile.

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Director compensation

The following table sets forth certain information relating to the compensation for our directors for the last fiscal year other than for Messrs. Pinkham and Gliebe, who received no additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jan A. Bertsch(2)	22,500	72,501	95,001
Stephen M. Burt (Chairperson, Audit Committee)	105,750	144,967	250,717
Anesa T. Chaibi	91,250	144,967	236,217
Christopher L. Doerr(3)	110,000	144,967	254,967
Thomas J. Fischer	90,000	144,967	234,967
Dean A. Foate	92,500	144,967	237,467
Michael F. Hilton(4)	0	36,284	36,284
Rakesh Sachdev (Fmr. Presiding Director; Chairman effective April 30, 2019) (3)	197,500	144,967	342,467
Curtis W. Stoelting (Chairperson, Compensation and Human Resources Committee) (3)	123,500	144,967	268,467
Jane L. Warner (Chairperson, Corporate Governance and Director Affairs Committee)	101,250	144,967	246,217

(1)	These amounts reflect the full grant date fair value of all stock awards granted during fiscal 2019, computed in accordance with FASB ASC Topic 718. As of December 28, 2019, none of our non-employee directors held outstanding option awards. As of December 28, 2019, other than Ms. Bertsch and Mr. Hilton, each of our non-employee directors held 1,772 outstanding restricted shares of common stock. Ms. Bertsch was awarded 972 shares of restricted stock with an effective grant date of August 8, 2019. Mr. Hilton was awarded 423 shares of restricted stock with an effective grant date of December 18, 2019.

(2)	Ms. Bertsch joined the Board on June 17, 2019.

(3)	Messrs. Doerr, Sachdev, and Stoelting each received a one-time retainer fee of $20,000 for their services related to the search for our new Chief Executive Officer.

(4)	Mr. Hilton joined the Board on December 6, 2019.

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Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board in the industry in which we operate. The equity portion of director compensation is designed to align directors’ interests with shareholders’ interests. The non-employee directors are currently paid the following fees:

•	Annual retainer fee of $90,000 for each director.

•	Annual retainer fee of $150,000 for the Chairman.

•	Annual retainer fee of $16,500 for the chair of the Audit Committee; $13,500 for the chair of the Compensation and Human Resources Committee; $12,500 for the chair of the Corporate Governance and Director Affairs Committee; and a $5,000 additional fee for service on more than one committee.

•	Shares of restricted stock with a value of approximately $145,000 on the grant date.

Each individual non-employee director serving on the Board on April 30, 2019, the date of our 2019 annual shareholders meeting, was awarded 1,772 shares of restricted stock with an effective grant date of May 8, 2019.

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Report of the Compensation and
Human Resources Committee

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2019.

This report of the Compensation and Human Resources Committee has been presented by the following named directors currently comprising the Committee: Curtis W. Stoelting (Chairperson), Anesa T. Chaibi and Rakesh Sachdev.

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Compensation Committee Interlocks and
Insider Participation

The current members of the Compensation and Human Resources Committee of the Board of Directors are Curtis W. Stoelting (Chairperson), Anesa T. Chaibi and Rakesh Sachdev. There are no interlocks among the Committee members and the Company.

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Report of the Audit Committee

The Audit Committee of our Board is currently comprised of four directors, each of whom is independent as defined in the NYSE’s listing standards and SEC rules. The Audit Committee operates under a written charter adopted by our Board.

Our Company’s management is responsible for our Company’s internal controls and the financial reporting process, including the system of internal controls. Our Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of our Company’s audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee this process.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of our Company with management and Deloitte & Touche LLP, our Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, and Rule 2-07 of SEC Regulation S-X.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

The Audit Committee discussed with our Company’s internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of our Company’s internal controls and overall quality of our Company’s financial reporting.

Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent registered public accounting firm referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K for the year ended December 28, 2019 for filing with the SEC.

This report of the Audit Committee has been presented by the following named directors currently comprising the Committee: Stephen M. Burt (Chairperson), Jan A. Bertsch, Thomas J. Fischer, and Michael F. Hilton.

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Proposal 2: Advisory Vote on the Compensation of OUR
Named Executive Officers

We are seeking an advisory vote of our shareholders on the compensation of our named executive officers, as required by Section 14A of the Securities Exchange Act of 1934, as amended. Our Board recommends that you vote in favor of a resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this Proxy Statement on pages 24 to 76. Since the vote is advisory in nature, the results will not be binding on our Board or our Compensation and Human Resources Committee. However, if there is a significant vote against our executive compensation policies and procedures, our Board and our Compensation and Human Resources Committee will carefully evaluate whether any actions are necessary to address those concerns. We intend to hold our next advisory vote on the compensation of our named executive officers at our annual meeting in 2021.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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Proposal 3: Ratification of Deloitte & Touche LLP
as OUR Independent registered public accounting firm
for the year ending january 2, 2021

Deloitte & Touche LLP has served as our independent registered public accounting firm since 2002. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020, and this selection is being presented to shareholders for ratification. Our Board recommends to the shareholders the ratification of the selection of Deloitte & Touche LLP to audit the financial statements of our Company and our subsidiaries for fiscal 2020. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020.

If, prior to the Annual Meeting, Deloitte & Touche LLP declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the appointment of Deloitte & Touche LLP, then the Audit Committee will consider it a direction to select another independent registered public accounting firm for fiscal 2020. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our Company and our shareholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

Independent Auditor Fees

During the fiscal years ended December 28, 2019 and December 29, 2018, we retained and paid Deloitte & Touche LLP to provide audit and/or other services. The fees paid to Deloitte & Touche LLP for the years ended December 28, 2019 and December 29, 2018 were as follows:

Audit Fees. Fees for audit services totaled $6,463,165 in 2019 and $5,572,500 in 2018. Audit fees included fees and expenses associated with the annual audit, assessment of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees. Fees for audit-related services totaled $171,273 in 2019 and $785,175 in 2018. Audit-related fees included fees for services in connection with acquisition diligence and certain statutory filings.

Tax Fees. Fees for tax services totaled $1,897,949 in 2019 and $1,014,865 in 2018. Tax fees included fees for tax return preparation and reviews, tax consultations and tax advice and planning.

All Other Fees. We paid fees of $0 in 2019 and $1,676,133 in 2018 for services relating to a strategic market pricing analysis project.

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The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee approved 100% of the services described under the general categories of Audit-Related Fees, Tax Fees and All Other Fees in 2019. The Audit Committee does not consider the provision of these non-audit services by the independent registered public accounting firm to be incompatible with maintaining auditor independence.

OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 2, 2021.

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Other Matters

Delivery of Proxy Materials to Households

As described in the Notice of Internet Availability of Proxy Materials that you received, the Notice of Annual Meeting of Shareholders, this proxy statement and our 2019 Annual Report to Shareholders are available online at www.proxyvote.com.

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials, 2019 Annual Report to Shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, 2019 Annual Report to Shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders sharing an address may also request delivery of a single copy of the 2019 Annual Report to Shareholders or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify our Company of their requests by calling or writing to Thomas E. Valentyn, Vice President, General Counsel and Secretary, Regal Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511, telephone number: (608) 364-8800.

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Shareholder Proposals

Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) that are intended to be presented at the 2021 annual meeting of shareholders must be received by us no later than November 19, 2020 to be included in our proxy materials for that meeting.

As discussed above, in 2017, our Board amended and restated our Company’s bylaws to implement proxy access. To be considered timely, a shareholder must give written notice, complying with the Bylaws, to the Secretary of our Company not less than 120 days and not more than 150 days prior to the first anniversary of the date on which we first made available our proxy materials for the Annual Meeting. Under the bylaws, we must receive notice of a shareholder’s director nomination for the 2021 annual meeting of shareholders pursuant to the proxy access by-law provision no sooner than October 20, 2020 and no later than November 19, 2020. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2021 annual meeting of shareholders.

Further, a shareholder who otherwise intends to present business at the 2021 annual meeting of shareholders otherwise than pursuant to Rule 14a-8 or via the proxy access procedures (i.e., a proposal a shareholder intends to present at the 2021 annual meeting of shareholders, but does not intend to have included in our proxy materials) must comply with the requirements set forth in our Company’s bylaws. Among other things, to bring business before the 2021 annual meeting of shareholders, a shareholder must give written notice thereof, complying with the bylaws, to the Secretary of our Company not less than 45 days and not more than 70 days prior to the first anniversary of the date that this proxy statement was first mailed to shareholders. This proxy statement was first mailed to shareholders on March 19, 2020. Under the bylaws, if we do not receive notice of a shareholder proposal submitted (otherwise than pursuant to Rule 14a-8) between January 8, 2021 and February 2, 2021, then the notice will be considered untimely and we will not be required to present such proposal at the 2021 annual meeting of shareholders. If our Board nonetheless chooses to present such proposal at the 2021 annual meeting of shareholders, then the persons named in proxies solicited by our Board for the 2021 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors
REGAL BELOIT CORPORATION

Thomas E. Valentyn
Vice President, General Counsel and Secretary

We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K for 2019. You may obtain a copy of the Form 10-K by writing to Thomas E. Valentyn, Vice President, General Counsel and Secretary, Regal Beloit Corporation, 200 State Street, Beloit, Wisconsin 53511 or on our Company’s website at www.regalbeloit.com.

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REGAL BELOIT CORPORATION 200 STATE STREET BELOIT, WI 53511-6254 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by the company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and mail it in the postage-paid envelope we provided in time for it to be received by 6:00 P.M. Eastern Time, Friday, April 24, 2020 or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 6:00 P.M. Eastern Time, Friday, April 24, 2020. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E94062-P34509-Z76456 KEEP THIS PORTION FOR YOUR RECORDS REGAL BELOIT CORPORATION The Board of Directors recommends a vote FOR all director nominees listed below and FOR Proposals 2 and 3. Election of Directors 1.The election of directors whose terms would expire in 2021. For Against Abstain For Against Abstain Advisory vote on the compensation of the company's named executive officers as disclosed in the company's proxy statement. To ratify the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending January 2, 2021. ! ! !! !! their discretion, the proxies are authorized to vote upon h other business as may properly come before the meeting. 1f. Michael F. Hilton 1g. Louis V. Pinkham 1h. Rakesh Sachdev 1i.Curtis W. Stoelting !!! !!! !!! !!! For address changes and/or comments, please check this box and write them on the back where indicated. ! Please indicate if you plan to attend this meeting. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. !! YesNo Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date DETACH AND RETURN THIS PORTION ONLY

REGAL BELOIT CORPORATION Dear Shareholder: You are cordially invited to attend the Regal Beloit Corporation Annual Meeting of Shareholders to be held at 9:00 A.M. Central Time on Tuesday, April 28, 2020, at the Company's headquarters, 200 State Street, Beloit, WI 53511. The accompanying Notice of Annual Meeting and Proxy Statement contains detailed information as to the formal business to be transacted at the meeting. Whether or not you plan to attend the meeting, it is important that these shares be voted. Accordingly, please complete, sign and date the proxy card attached below and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the meeting and voting in person. Sincerely, REGAL BELOIT CORPORATION Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PROXY REGAL BELOIT CORPORATION PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS E94063-P34509-Z76456 The undersigned hereby appoints Louis V. Pinkham and Thomas E. Valentyn or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of REGAL BELOIT CORPORATION (the "Company") held of record by the undersigned as of the close of business on March 5, 2020 at the Annual Meeting of Shareholders to be held on April 28, 2020, at 9:00 A.M. Central Time, at the Company's headquarters, 200 State Street, Beloit, WI 53511, or any adjournment or postponement thereof (the "Annual Meeting"). For Plan Holders: The undersigned, as a named fiduciary for voting purposes, hereby directs Wells Fargo Bank, N.A. as Trustee for Regal Beloit Retirement & Savings Plan to vote all shares of common stock of Regal Beloit Corporation allocated to the account as of March 5, 2020. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSALS IN ITEMS 2 AND 3. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Please mark, sign, date and return this card promptly using the enclosed envelope. Address Change/Comments: (If you noted any address changes/comments above, please mark corresponding box on reverse side.) SEE REVERSE SIDE SEE REVERSE SIDE